SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ____)

Filed by the Registrant                         |X|
Filed by a Party other than the Registrant      |_|

Check the appropriate box:
|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                   AZUREL LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
        1)       Title of each class of securities to which transaction applies:

        2)       Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4) Proposed maximum aggregate value of transaction:

        5) Total fee paid:


|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


        1)       Amount Previously Paid:
        2)       Form, Schedule or Registration Statement No.:
        3)       Filing Party:
        4)       Date Filed:

                                   AZUREL LTD.
                               509 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                  -------------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 9, 1998


TO THE STOCKHOLDERS OF AZUREL LTD.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Azurel Ltd. (the "Company") will be held at the offices of Gersten, Savage, Kaplowitz & Fredericks, LLP, 101 East 52nd Street, 9th Floor, New York, New York 10022 on December 9, 1998, at 10:00 A.M., local time for the following purposes:

         1. To vote upon the ratification of the issuance of shares of the Company's Common Stock upon conversion of its Series A Convertible Preferred Stock;

         2. To vote upon a proposal to increase the number of shares of Common Stock authorized for issuance under the Company's 1997 Stock Option Plan to 1,750,000 from 750,000; and

         3. To transact such other business as may properly come before the meeting and any continuations and adjournments thereof.

Stockholders of record at the close of business on October 15, 1998 are entitled to notice of and to vote at the meeting.

In order to ensure a quorum, it is important that Stockholders representing a majority of the total number of shares issued and outstanding and entitled to vote, be present in person or represented by their proxies. Therefore, whether you expect to attend the meeting in person or not, please sign, fill out, date and return the enclosed proxy in the self-addressed, postage-paid envelope also enclosed. If you attend the meeting and prefer to vote in person, you can revoke your proxy.

In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non-votes are counted as voted either for or against a proposal.

October 23, 1998

                                        By Order of the Board of Directors


                                        Gerard Semhon
                                        Chairman of the Board of Directors

                                   AZUREL LTD.
                               509 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                         SPECIAL MEETING OF STOCKHOLDERS

                   TO BE HELD AT 10:00 A.M., DECEMBER 9, 1998



         This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Azurel Ltd.(herein called the "Company") for use at a Special Meeting of Stockholders of the Company to be held at the offices of Gersten, Savage, Kaplowitz & Fredericks, LLP, 101 East 52nd Street, 9th Floor, New York, New York 10022 on December 9, 1998, at 10:00 A.M. local time, and at any continuation and adjournment thereof. Anyone giving a proxy may revoke it at any time before it is exercised by giving the Chairman of the Board of Directors of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the meeting and voting. This statement, the accompanying Notice of Meeting and form of proxy have been first sent to the Stockholders on or about October 26, 1998.

        In addition, please note that abstentions and broker non-votes are each included in the determination of the number of shares present and voting, for purposes of determining the presence or absence of a quorum for the transaction of business. Neither abstentions nor broker non- votes are counted as voted either for or against a proposal.

         All properly executed, unrevoked proxies on the enclosed form, which are received in time will be voted in accordance with the shareholder's directions, and unless contrary directions are given, will be voted for the ratification of the issuance of shares of the Company's Common Stock upon conversion of its Series A Convertible Preferred Stock and for the amendment to the Company's 1997 Stock Option Plan as described below.

                             OWNERSHIP OF SECURITIES

        Only Stockholders of record at the close of business on October 15, 1998, the date fixed by the Board of Directors in accordance with the Company's By-Laws, are entitled to vote at the meeting. As of September 29, 1998, there were issued and outstanding 5,318,745 shares of Common Stock.

        Each outstanding share is entitled to one vote on all matters properly coming before the meeting. A majority of the shares of the outstanding Common Stock is necessary to constitute a quorum for the meeting.


THIS PROXY STATEMENT CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH BELOW AND ELSEWHERE IN THIS PROXY STATEMENT.

                                   PROPOSAL 1
                    RATIFICATION OF ISSUANCE OF SHARES OF THE
                             COMPANY'S COMMON STOCK


         During the second and third quarters of 1998, the Company met with several lenders and equity investors seeking sources of capital to finance the operations of Ben Rickert Corp., its wholly-owned subsidiary which acquired all of the assets of Ben Rickert, Inc., a soap and fragrance manufacturer. On August 12, 1998, the Company issued 1,500 shares of Series A Convertible Preferred Stock ("Preferred Stock") and warrants to purchase up to 562,500 shares of Common Stock at an exercise price of $1.96 ("Warrants"). Accordingly, on August 12, 1998, the Company issued 1,500 shares of Preferred Stock and Warrants to purchase up to 562,500 shares of Common Stock. The rights, preferences and privileges of the Preferred Stock are set forth in a Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock ("Series A Certificate"), as filed with the Secretary of State of the State of Delaware. The Series A Certificate is annexed as Appendix A to this Proxy Statement and the following summary of the terms of the Preferred Stock is qualified in its entirety by reference to the Series A Certificate. The terms of the Preferred Stock and the Warrants were determined by the Company's Board of Directors.

         Pursuant to the terms of the Securities Purchase Agreement dated August 12, 1998 (the "Securities Purchase Agreement") among the Company, Zanett Lombardier, Ltd., Goldman Sachs Performance Partners, L.P. and Goldman Sachs Performance Partners (Offshore), L.P. ("Purchasers"), the Purchasers may purchase up to an additional 3,000 shares of Preferred Stock and 1,125,000 warrants on the same terms and conditions as set forth above, between February 12, 1999 and August 11, 2000.

         Under the registration rights agreement dated August 12, 1998, the Company has granted each holder of Preferred Stock and Warrants registration rights, whereby the Company is obligated to file a registration statement with the Securities and Exchange Commission ("SEC") and cause such registration statement to be declared effective by the SEC within 120 days from August 12, 1998, covering the resale of at least 4,600,000 shares of Common Stock.

         Each share of Preferred Stock is convertible at the option of the holder into the number of shares of Common Stock determined by dividing the initial purchase price of $1,000 by the "Conversion Price", which is the lesser of (a) the Fixed Conversion Price (which initially is $2.00) and (b) the average of the three lowest closing bid prices for the Common Stock during the twenty consecutive trading days immediately preceding the conversion multiplied by 0.75 the "Conversion Percentage."

         If the Company has been properly notified of a conversion of Preferred Stock and fails to issue shares of Common Stock pursuant to the terms of the Series A Certificate, the holders may force the Company to redeem for cash such shares of Preferred Stock.

         The Preferred Stock ranks prior to the Common Stock and any class or series of capital stock created after creation of the Preferred Stock. The Preferred Stock has no voting rights except as otherwise provided by the Delaware General Corporation Law.

         In connection with the sale of the Preferred Stock, the Company is seeking ratification by its stockholders of the issuance of the shares of Common Stock upon conversion of the Preferred Stock. The Nasdaq Stock Market has a rule which requires stockholder approval in the case of the issuance of securities convertible into Common Stock at a price less than the greater of book value or market value which equals 20% or more of the Company's outstanding Common Stock. Failure to comply with the foregoing rule may result in the delisting of the Company's Common Stock and Warrants from the Nasdaq SmallCap Market.

         In reaching its determination to approve the sale of its Preferred Stock, including the issuance of the shares of Common Stock upon conversion thereof, the Board considered, among other things: the inability to secure alternative financing on more favorable terms and the need to move quickly to finance the operations of Ben Rickert Corp. Upon consideration of such factors the Board determined that, notwithstanding the substantial potential dilutive impact on the holders of Common Stock, the sale of the Preferred Stock, including the issuance of the shares of Common Stock upon conversion thereof, was in the best interest of the Company and its stockholders.

         Whether or not Proposal 1 is approved by the Company's stockholders, stockholders will not have any right to demand an appraisal of the fair value of their shares pursuant to Delaware General Corporate Law.


STOCKHOLDER VOTE REQUIRED

         The affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting of Stockholders is required to approve the proposal to remove the restriction on the number of shares of Common Stock issuable in connection with Series A Convertible Preferred Stock and on exercise of the Warrants.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL TO
                ELIMINATE THE RESTRICTION ON THE NUMBER OF SHARES
              ISSUABLE IN CONNECTION WITH THE SERIES A CONVERTIBLE
               PREFERRED STOCK AND UPON EXERCISE OF THE WARRANTS.

                                   PROPOSAL 2

                 TO AMEND AZUREL LTD.'S 1997 STOCK OPTION PLAN.


         In March 1997, the Company established the 1997 Stock Option Plan ("1997 Plan") pursuant to which options may be granted to the Company's officers, employees, non-employee directors, consultants and advisors for the purchase of shares of Common Stock. In October 1998, the Board of Directors of the Company amended the 1997 Plan, subject to stockholder approval, to increase the number of shares of Common Stock that may be issued upon options granted under the 1997 Plan from 750,000 to 1,750,000, subject to adjustment to reflect any stock dividend, stock split, recapitalization, or the like, of or by the Company. At the Special Meeting, stockholders are being asked to approve such amendment. Management intends for all options granted under the 1997 Plan to conform with the provisions of Rule 16b-3 under the Securities and Exchange Act of 1934.

         The 1997 Plan authorizes the issuance of incentive stock options ("ISOs"), as defined in Section 422A of the Internal Revenue Code of 1986 (the "Code"), as amended, as well as non-qualified stock options ("NQSOs"). Only "employees" (within the meaning of Section 3401(c) of the Code) of the Company shall be eligible for the grant of Incentive Stock Options. The exercise price of each ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant, except that in the case of a grant to an employee who owns 10% or more of the then outstanding stock of the Company or a subsidiary or parent of the Company (a "10% Stockholder"), the exercise price shall be at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of each NQSO is determined by the Committee, but shall not be less than 85% of the fair market value of the Common Stock on the date of grant. Notwithstanding the foregoing, the exercise price of any option granted on or after the effective date of the registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act, and prior to six months after the termination of such registration, may be no less than 100% of the fair market value per share on the date of the grant. The Board or the Committee shall provide, in each stock option agreement, when the term of the option subject to such agreement expires and the date when it becomes exercisable, but in no event will an option granted under the 1997 Plan be exercisable after the expiration of ten years from the date it is granted. Options may not be transferred during the lifetime of an option holder and are only exercisable during the optionee's lifetime only by the optionee or by his or her guardian or legal representative. The 1997 Plan shall terminate automatically as of the close of business on the day preceding the 10th anniversary date of its adoption, subject to earlier termination.

        To the extent Fair Market Value, as defined in the Code, of Common Stock with respect to which Incentive Stock Options granted hereunder are exercisable for the first time by an optionee in any calendar year exceeds $100,000, such options granted shall be treated as NQSO's to the extent required by Section 422 of the Code.

         If the outstanding shares of Common Stock are changed by reason of an adjustment to the capitalization of the Company or as a result of a merger or consolidation, an appropriate adjustment shall be made by the Board or the Committee in the number, kind and price of shares as to which options may be granted and exercised.

         Subject to the provisions of the 1997 Plan, the Board of Directors or the Committee has the authority to determine the individuals to whom stock options are to be granted, the number of shares to be covered by each option, the exercise price, the type of option, the option period, the restrictions, if any, on the exercise of the option, the terms for payment of the option price and all other terms and provisions of such options (which need not be identical). Payments by holders of options, upon exercise of an option, may be made (as determined by the Board or the Committee) in cash or such other form of payment as may be permitted under the 1997 Plan, including without limitation, by promissory note or by delivery of shares of Common Stock.

         Upon approval of the amendment to the 1997 Stock Option Plan the Company intends to grant an aggregate of 682,362 options to employees. Persons receiving options pursuant to the Amended 1997 Stock Option Plan will receive one share of the Company's common stock for each option exercised. Each of the 682,362 options being granted are exercisable at $2.125 until October 1, 2003. On October 2 , 1998 the last sale price per share of the Company's common stock was $0.875. Each of the 682,362 options granted hereunder are incentive stock options and will receive tax treatment as such in accordance with the Internal Revenue Code of 1986, as amended. Kit Calligaro and Doug Rickert will each receive 301,176 options or an aggregate of 60.2% of the additional options and 80,010 options will be granted to other employees, none of which are executive officers, directors, nominees for director or associates thereof.

STOCKHOLDER VOTE REQUIRED

         The affirmative vote of the majority of the shares present in person or represented by proxy at the Special Meeting of Stockholders is required to approve the proposed amendment to the 1997 Stock Option Plan.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AN AMENDMENT TO THE
                        COMPANY'S 1997 STOCK OPTION PLAN.




SUMMARY COMPENSATION TABLE

          The following table sets forth all cash compensation for services rendered in all capacities to the Company, for the year ended December 31, 1997 (referred to as "1997" in this table), the year ended December 31, 1996 (referred to as "1996" in this table) and the year ended December 31, 1995 (referred to as "1995" in this table) paid to the Company's Chief Executive Officer. There was one other executive officer or other person whose compensation at the end of the above 1997, 1996 and 1995 years whose total compensation exceeded $100,000 per annum.


                                                                      RESTRICTED     ALL OTHER
NAME AND PRINCIPAL                                                      STOCK         COMPEN-
POSITION                     YEAR     SALARY     BONUS    AWARDS     OPTIONS/SARS     SATION
--------                     ----     ------     -----    ------     ------------     ------

Gerard Semhon                1997   $ 92,689      -0-      -0-           -0-         $   400
Chairman, Chief              1996   $ 95,648      -0-      -0-           -0-             -0-
Executive Officer (1)        1995   $ 48,000      -0-      -0-           -0-             -0-


Michael J. Assante           1997   $195,000   $75,851     -0-           -0-         $20,196
President, Private           1996   $245,192     -0-       -0-           -0-             -0-
Label Group (2)              1995   $250,000     -0-       -0-           -0-             -0-

------------

(1) During the years ended December 31, 1995 and 1996, Mr. Semhon earned such amounts for consulting services rendered to the Company, of which approximately $28,500 and $67,500, respectively, was accrued but not paid. Mr. Semhon's "other compensation" for 1997 relates to a car allowance.

(2) Amounts earned prior to August 1996 represent Mr. Assante's salary as President of the Private Label Group prior to its acquisition by the Company. Mr. Assante's "other compensation" for 1997 relates to a $12,000 car allowance and $8,196 for life insurance premiums paid by the Company.

         During 1997, the Company granted 50,000 stock options to Frank DeSimone, its Chief Financial Officer. The Company does not have any long-term incentive plans for compensating its executive officers.

EMPLOYMENT AGREEMENTS

         On July 31, 1997, the Company entered into a three year employment agreement with Gerard Semhon, the Company's Chief Executive Officer and Chairman of the Board, under which Mr. Semhon will serve as a full-time employee and officer and receive an annual salary of $95,000, $135,000 as of August 1, 1998, and bonuses as determined by the Board of Directors. The employment agreement entitles Mr. Semhon to an annual car allowance of $9,600 and the right to participate in welfare plans adopted by the Company and to enjoy medical, dental and disability insurance benefits and life insurance benefits under policies obtained by the Company for such purposes. The agreement is automatically renewable for successive one-year terms. The employment agreement may be terminated by the Company for cause, as described in the agreement. In the event that the Company terminates Mr. Semhon's agreement without cause, Mr. Semhon is to receive his full compensation for the remainder of the term of the agreement, but in no event less than 12 months compensation. In the event of a change in control of the Board of Directors, Mr. Semhon is to receive two times his full compensation for the remainder of the term of the agreement. In addition, the agreement precludes Mr. Semhon from disclosing confidential information, and from competing with the Company during the term of his employment and for one year thereafter.

         In August 1996, the Company entered into a three year employment agreement with Michael J. Assante under which he will serve as President and Chief Executive Officer of each of the two companies that comprise the Private Label Group. Mr. Assante will receive a base annual salary of $195,000, $250,000 as of January 1, 1998 and an annual car allowance of $12,000. In addition, the Company will maintain a $1.1 million life insurance policy on the life of Mr. Assante, the beneficiary of which will be designated by Mr. Assante. The employment agreement is renewable at his option for an additional two year period. Mr. Assante will receive a bonus equal to 10% of the amount by which the Private Label Group's annual profit, before interest and taxes but after depreciation and amortization, exceeds $500,000 for each of the years ending December 31, 1997, 1998 and 1999. The employment agreement may be terminated by the Company for cause, as described in the agreement. Mr. Assante is entitled to receive his salary for the remaining term of the agreement as severance pay in the event that the Company terminates the agreement without cause. In addition, the agreement precludes Mr. Assante from disclosing confidential information during the term of his employment and for five years thereafter, and from competing with the Company during the term of his employment and for one year thereafter.

         In July 1996, the Company entered into a brokerage and consulting agreement with V.A.N. Marketing Ltd. ("VAN"). Under the agreement, VAN is entitled to a finder's fee of 2 1/2 percent of the purchase price of the Private Label Group, 5,000 shares of the Company's Common Stock and options to purchase 20,000 shares of the Company's Common Stock at $4.80 per share, expiring in July 1999. $22,500 of the cash fee was paid upon closing of the acquisition and the remaining balance is due one year thereafter. Additionally, VAN will received a monthly consulting fee of $1,500 for each of the first 12 months following the closing of the acquisition and receives $1,500 for each of the 36 months thereafter.

         The Company, in November 1996, entered into a two year consulting agreement with Metco pursuant to which Metco provided general management consulting services and advisory services in the establishment of distribution channels in the United Kingdom and Ireland (the "Metco Consulting Agreement). The consulting fee of $16,500 due under the Metco Consulting Agreement was prepaid in November 1996.

         Mr. Louis DiVita ("DiVita"), a former shareholder of the companies comprising the Private Label Group, serves as a consultant to the Private Label Group pursuant to a consulting agreement dated August 17, 1993 pursuant to which DiVita provides services relating to the Private Label Group's computer system. The agreement provides for a monthly consulting fee of $11,117 through August 2003.

EMPLOYEE PENSION PLAN

         The Company does not currently have an employee pension plan.

PERFORMANCE OPTIONS

         The Company did not grant any performance options during the year ended December 31, 1997.

                                  OTHER MATTERS

         The Board of Directors does not know of any matters other than those referred to in the Notice of Meeting which will be presented for consideration at the meeting. However, it is possible that certain proposals may be raised at the meeting by one or more Stockholders. In such case, or if any other matter should properly come before the meeting, it is the intention of the person named in the accompanying proxy to vote such proxy in accordance with his or her best judgment.


                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. Solicitations may be made by mail, personal interview, telephone, and telegram by directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy material to beneficial owners of the Company's capital stock.


                              STOCKHOLDER PROPOSALS

         In order to be included in the proxy materials for the Company's next Annual Meeting of Stockholders, stockholder proposals must be received by the Company on or before April 1, 1999.


               ANNUAL AND QUARTERLY REPORTS TO THE SECURITIES AND
                               EXCHANGE COMMISSION

         The Annual Report on Form 10-KSB for the year ended December 31, 1997, as filed with the Securities and Exchange Commission, will be made available to Stockholders free of charge by writing to Azurel Ltd., 509 Madison Avenue, New York, New York 10022, Attention: Corporate Secretary.

By Order of the Board of
Directors of Azurel Ltd.


Gerard Semhon
Chairman of the Board of Directors
October 23, 1998

                          INDEX TO FINANCIAL STATEMENTS



REPORT ON CONSOLIDATED FINANCIAL STATEMENTS YEAR ENDED DECEMBER 31, 1997
     Independent Auditor's Report                                            F-1
     Consolidated Balance Sheet                                              F-2
     Consolidated Statements of Operations                                   F-3
     Consolidated Statement of Changes in Stockholders' Equity               F-4
     Consolidated Statements of Cash Flows                                   F-5
     Notes to Consolidated Financial Statements                              F-7
THREE MONTHS ENDED MARCH 31, 1998
     Consolidated Balance Sheet                                             F-16
     Consolidated Statements of Operations                                  F-17
     Consolidated Statements of Cash Flows                                  F-18
     Consolidated Statements of Cash Flows                                  F-19
     Notes to Financial Statements                                          F-20
THREE MONTHS ENDED JULY 31, 1998
     Ben Rickert, Inc. Balance Sheet                                        F-21
     Ben Rickert, Inc. Statement of Operations and Retained Earnings        F-22
     Ben Rickert, Inc. Statement of Cash Flows                              F-23
     Ben Rickert, Inc. Notes to Financial Statements                        F-24
     Ben Rickert, Inc. Balance Sheet (Unaudited)                            F-28
     Ben Rickert, Inc. Statement of Operations and Retainted Earnings
          (Unaudited)                                                       F-29

     Ben Rickert, Inc. Statement of Cash Flows (Unaudited)                  F-30
AZUREL LTD. AND SUBSIDIARIES/BEN RICKERT, INC. UNAUDITED PRO-FORMA
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
     Balance Sheet                                                          F-32
     Consolidated Statement of Operations                                   F-33
     Consolidated Statement of Operations Year Ended December 31, 1997 F-34 Notes to Unaudited Pro-forma Condensed
          Consolidated Financial Statements                                 F-35

                          INDEPENDENT AUDITOR'S REPORT



To the Shareholders and Board of Directors
Azurel Ltd. and Subsidiaries

           We have audited the accompanying consolidated balance sheet of Azurel Ltd. and Subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for the years ended December 31, 1997 and 1996. These financial statements are the responsibility of the Azurel Ltd. And Subsidiaries' management. Our responsibility is to express an opinion on these financial statements based on our audit.

           We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

           In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Azurel Ltd. and Subsidiaries as of December 31, 1997 and the results of its consolidated operations, stockholders' equity and its consolidated cash flows for each of the years ended December 31, 1997 and 1996 in conformity with generally accepted accounting principles.


                                                   /s/ Feldman Radin & Co., P.C.
                                                   Feldman Radin & Co., P.C.
                                                   Certified Public Accountants


February 20, 1998
New York, New York

                       AZUREL LTD. AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEET
                             DECEMBER 31, 1997


                                  ASSETS
                                  ------

CURRENT ASSETS:
  Cash                                                 $     414,731
  Restricted cash                                            290,521
  Accounts receivable net of allowance for doubtful
     accounts of $60,000                                   1,985,232
  Inventories                                              1,882,807
  Due from related parties                                   232,921
  Prepaid expenses and other current assets                  262,886
                                                         -----------
    TOTAL CURRENT ASSETS                                   5,069,098
                                                         -----------

FURNITURE AND EQUIPMENT                                    1,462,580
                                                         -----------

INTANGIBLES                                                3,137,248
                                                         -----------

OTHER ASSETS:
 Due from related party                                     135,000
 Deferred financing costs                                    35,700
                                                        -----------
                                                            170,700

                                                       $  9,839,626
                                                       ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Revolving line of credit                     $           1,133,393
  Accounts payable                                           819,514
  Accrued expenses and other liabilities                     436,899
  Customer advances                                          104,145
  Current portion of long term debt                          634,294
  Due to related parties                                     269,916
                                                         -----------
    TOTAL CURRENT LIABILITIES                              3,398,161
                                                         -----------

LONG TERM DEBT                                             1,623,757
                                                         -----------

STOCKHOLDERS' EQUITY:
  Preferred stock - par value $.001 per share
    1,000,000 shares authorized; issued and outst               -
  Common stock, par value $.001 per share;
    24,000,000 authorized;  5,293,745 issued
    and outstanding                                            5,294
  Additional paid in capital                               7,438,001
  Accumulated deficit                                     (2,609,830)
  Cumulative translation adjustment                          (13,582)
  Stock subscription receivable                               (2,175)
                                                         -----------
    TOTAL STOCKHOLDERS' EQUITY                             4,817,708
                                                         -----------

                                                         $ 9,839,626
                                                         ===========

                     See notes to financial statements
                                    F-2

                       AZUREL LTD. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        YEARS ENDED DECEMBER 31,
                                                        ------------------------
                                                         1997           1996
                                                         ----           ----
NET SALES                                           $ 12,481,556    $ 3,745,336

COST OF GOODS SOLD                                     8,607,759      2,870,888
                                                    ------------    -----------

GROSS PROFIT                                           3,873,797        874,448

SELLING,  GENERAL AND ADMINISTRATIVE EXPENSES          3,896,990      1,652,240
                                                    ------------    -----------

LOSS FROM OPERATIONS                                     (23,193)      (777,792)

INTEREST EXPENSE                                         475,310        595,129
                                                    ------------    -----------

NET LOSS                                            $   (498,503)   $(1,372,921)
                                                    ============    ===========

LOSS PER COMMON SHARE                               $      (0.11)   $     (0.42)
                                                    ============    ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING             4,468,325      3,287,759
                                                    ============    ===========




                       See notes to financial statements
                                       F-3



                          AZUREL LTD. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1997 AND 1996



                                                    COMMON STOCK    ADDITIONAL                 STOCK       CUMULATIVE    TOTAL
                                               NUMBER OF             PAID-IN    ACCUMULATED SUBSCRIPTIONS  TRANSLATION STOCKHOLDERS'
                                               SHARES      AMOUNT    CAPITAL      DEFICIT    RECEIVABLE    ADJUSTMENT    EQUITY
                                               ------      ------    -------      -------    ----------    ----------    ------

Balance - January 1, 1996                      2,450,000   $2,450   $    64,734   $ (513,406)    $(2,175)   $   --    $  (448,397)

  Stock issued in connection with
    bridge financing                             125,000      125       124,875          --         --          --        125,000
  Sale of common stock                           750,000      750     1,283,150          --         --          --      1,283,900
  Stock issued for services                       60,000       60       119,940          --         --          --        120,000
  Stock issued in connection with acquisition      5,000        5        21,245          --         --          --         21,250
  Stock issued in connection with a penalty       25,000       25        49,975          --         --          --         50,000
  Stock issued in connection with a loan          25,000       25        38,070          --         --          --         38,095
  Conversion of debt to common stock             438,747      439       642,701          --         --          --        643,140
  Stock options issued for services                 --       --          37,500          --         --          --         37,500
  Distribution                                      --       --            --        (225,000)      --          --       (225,000)
  Net loss                                          --       --            --      (1,372,921)      --          --     (1,372,921)
                                               ---------   ------   -----------   -----------    -------    --------  -----------

Balance - December 31, 1996                    3,878,747    3,879     2,382,190    (2,111,327)    (2,175)       --        272,567

  Sale of common stock - initial
    public offering                            1,200,000    1,200     5,536,810          --         --          --      5,538,010

  Expenses associated with initial
    public offering                                 --       --      (1,373,278)         --         --          --     (1,373,278)

  Stock issued to shareholders as additional     199,998      200       892,294          --         --          --        892,494

  Stock issued for legal services                 15,000       15           (15)         --         --          --           --

  Cumulative effect of foreign currency             --       --            --            --         --       (13,582)     (13,582)
    translation
  Net loss                                          --       --            --        (498,503)      --          --       (498,503)
                                               ---------   ------   -----------   -----------    -------    --------  -----------

Balance December 31, 1997                      5,293,745   $5,294   $ 7,438,001   $(2,609,830)   $(2,175)   $(13,582) $ 4,817,708
                                               =========   ======   ===========   ===========    =======    ========  ===========





                       See notes to financial statements.
                                       F-4







                       AZUREL LTD. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                    YEARS ENDED DECEMBER 31,
                                                                    ------------------------
                                                                      1997           1996
                                                                      ----           ----


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                          $  (498,503)   $(1,372,921)
 Adjustments to reconcile net loss to net cash
   provided by operating activities:
   Depreciation                                                        224,789         57,384
   Amortization                                                        202,025        397,432
   Other                                                                  --          237,494

 Changes in assets and liabilities, net of effect of acquisition:
   (Increase) decrease in accounts receivable                         (444,027)        34,613
   (Increase) decrease in inventories                                 (641,298)       249,265
   (Increase) decrease in prepaid expenses and other
     current assets                                                   (142,925)       (59,736)
   (Increase) decrease in other assets                                 217,845       (276,721)
   Increase (decrease) in accounts payable and accrued expenses     (1,302,005)       684,173
   Increase (decrease) in customers advances                            46,385        (97,382)
   Increase (decrease) in related party loans                          343,154       (767,700)
                                                                   -----------    -----------
   NET CASH USED IN OPERATING ACTIVITIES                            (1,994,560)      (914,099)
                                                                   -----------    -----------


CASH FLOWS FROM INVESTING ACTIVITIES:
   Business acquisitions, net of cash acquired                         (57,556)      (665,107)
   Purchase of property and equipment                                 (286,193)       (87,411)
                                                                   -----------    -----------
   NET CASH USED IN INVESTING ACTIVITIES                              (343,749)      (752,518)
                                                                   ------------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Increase (decrease) in cash overdraft                               (10,635)        10,635
   Increase in restricted cash                                         (21,790)        (7,304)
   Decrease (Increase) in long-term debt                            (1,349,426)       411,680
   Decrease in capital lease obligations                               (16,259)       (11,520)
   Net proceeds from stock issuance                                  4,164,732      1,259,545
                                                                   -----------    -----------
   NET CASH PROVIDED BY FINANCING ACTIVITIES                         2,766,622      1,663,036
                                                                   -----------    -----------

   Effect of exchange rate changes on cash and cash equivalents        (13,582)          --

NET INCREASE (DECREASE IN CASH)                                        414,731         (3,581)

CASH AT BEGINNING OF YEAR                                                 --            3,581
                                                                   -----------    -----------
CASH AT END OF YEAR                                                $   414,731    $      --
                                                                   ===========    ===========



                       See notes to financial statements.

                                     F-5










                                                                    YEARS ENDED DECEMBER 31,
                                                                    ------------------------
                                                                       1997           1996
SUPPLEMENTAL DISCLOSURES OF CASH FLOW                                  ----           ----
INFORMATION:
Cash paid for interest                                             $   231,656    $   259,083
Cash paid for income taxes                                         $      --      $      --

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING
   AND FINANCING ACTIVITIES:
   Additional stock issued to shareholder as compe                 $   892,494    $      --
                                                                   ===========    ===========
   Note issued for the acquisition of Cambridge Bu                 $   121,012    $      --
                                                                   ===========    ===========
   Issuance of common stock through conversion of                  $      --      $   163,095
   Issuance of common stock in connection with acq                 $      --      $    21,250
                                                                   ===========    ===========
   Conversion of debt to common stock                              $      --      $   637,500
                                                                   ===========    ===========
   Distribution through assumption of long-term de                 $      --      $   225,000
                                                                   ===========    ===========
   Purchase of equipment through capital lease                     $      --      $    11,304
                                                                   ===========    ===========
   Assumption of debt in connection with acquisiti                 $      --      $ 1,758,750
                                                                   ===========    ===========
   Stock issued for services                                       $      --      $   170,000
                                                                   ===========    ===========



                          AZUREL LTD. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.   ORGANIZATION AND SIGNIFICANT EVENTS
     -----------------------------------

           Azurel Ltd. (the "Company") was incorporated in Delaware on June 26, 1995. In July 1996, the Company formed a subsidiary, Scent 123, Inc. and subsequently acquired the assets of Scent Overnight, Inc., an overnight delivery service of men's cologne and women's fragrances. The Company intends to market and develop original cosmetic and fragrance lines. At year end, no significant operations had commenced.

           In August 1996, Azurel, Ltd. purchased all of the outstanding common stock of Private Label Cosmetics, Inc. and affiliates ("Private Label Group") for cash, notes and common stock aggregating $2,782,500 plus acquisition costs of $285,000. The Private Label Group is located in New Jersey and manufactures cosmetics for sale to major cosmetic companies.

           In August 1997, the Company sold 1,200,000 units consisting of 1,200,000 shares of common stock and an equal number of common stock purchase warrants in an initial public offering. The Company received gross proceeds before underwriter discounts and offering expenses of $5,538,000. Offering expenses were approximately $1,373,000.

           The Company concurrently issued approximately 200,000 common shares to a principal shareholder and a former shareholder as additional consideration for machinery and equipment included in the Private Label Group acquisition.

           In October 1997, the Company acquired all of the outstanding shares of Cambridge Business Services Corporation for $212,000 of which $95,000 was paid at the closing and the balance in February 1998.

           The Company opened a sales and distribution facility in France in the latter part of 1997. Significant operations had not commenced at December 31, 1997.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
     ------------------------------------------

           a. Principles of consolidation - The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany transactions and balances have been eliminated.

           b. Accounting estimates - The preparation of financial statements in accordance with generally accepted accounting principles requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           c. Inventories - Inventories are recorded at the lower of cost or market. Cost was determined using the average cost method.

           d. Property and equipment - Property and equipment are stated at cost and depreciated using the straight-line method over the estimated useful lives of the assets.

           e. Deferred registration costs - Deferred registration costs were charged against additional paid-in capital upon completion of the Company's public offering.

           f. Deferred financing costs - Deferred financing costs are charged to interest expense over the terms of the respective loans.

           g. Fair value of financial instruments - The carrying amounts reported in the balance sheet for cash, receivables, accounts payable, and accrued expenses approximate fair value based on the short-term maturity of these instruments.

           h. Income taxes - The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No.
                     109). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

           i. Stock based compensation - The Company accounts for employee stock transactions in accordance with APB Opinion No. 25, "Accounting For Stock Issued To Employees." The Company has adopted the proforma disclosure requirements of Statement of Financial Accounting Standards No. 123, "Accounting For Stock-Based Compensation."

           j. Goodwill - Goodwill resulting from various acquisitions represents the remaining unamortized value of the excess of the purchase price over the fair value of the net assets acquired. Goodwill is amortized on a straight line basis over a period of 20 years.

           k. Impairment of long - lived assets - The Company has adopted Statement of Financial Accounting Standards No. 121, "Accounting For The Impairment Of Long-Lived Assets And For Long-Lived Assets To Be Disposed Of" as of January 1, 1996. Such adoption had no material effect on the financial statements of the Company.

                          AZUREL LTD. AND SUBSIDIARIES

           l. Earnings per share - In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128 ("SFAS 128"), "Earnings Per Share". SFAS 128 is effective for financial statements issued for interim and annual periods ending after December 15,1997; after the effective date, all prior period earnings per share data are required to be restated. Net Loss per common share is based on the weighted average number of shares outstanding. Potential common shares includable in the computation of fully diluted per share results are not presented in the financial statements as their effect would be anti-dilutive.

           m. Foreign currency translation - The assets and liabilities of the Company's foreign operation were translated into U.S. dollars based on the current exchange rate at December 31, 1997 and at the weighted average rate for the statement of operations for the period then ended.


3.   INVENTORIES
     -----------

          Inventories at December 31, 1997 consisted of the following:



          Raw Materials              $               874,304

          Work In Process                            828,115

          Finished Goods                             180,388
                                       -----------------------

                                     $             1,882,807
                                       =======================


4.   RELATED PARTY TRANSACTIONS
     --------------------------

                     Amounts due from related parties consist of loans and advances to officers, shareholders and an affiliated entity. The loans are interest-free and are as follows:

Loans to affiliate                          $                      332,279

Advances to officers/shareholders                                   35,642
                                                   -------------------------
                                                                   367,921

Less loans to affiliate - non-current                              135,000
                                                   -------------------------
                                            $                      232,921
                                                   =========================

                          AZUREL LTD. AND SUBSIDIARIES

           Additionally, trade receivables included $308,840 due from affiliates at December 31, 1997.

           Private Label Group has an informal arrangement with an affiliate to sublease part of its facilities at a cost of $86,000 per annum. Sales in 1997 to two entities controlled by a principal shareholder were $655,000.


5.  PROPERTY AND EQUIPMENT
    ----------------------

           Property and equipment consists of the following:


                                              Estimated years                              December 31,
                                              of useful lives                                  1997
                                        ------------------------------             -----------------------------

Machinery and equipment held under
capital leases                                   5-7 years                    $        41,478

Machinery and equipment                         5-9.5 years                          3,775,752

Leasehold improvements                            15 years                             211,498
                                                                                   -----------------------------

                                                                                     4,028,728

Less accumulated depreciation                                                        2,566,148
                                                                                    -----------------------------

                                                                              $      1,462,580
                                                                                    =============================

6.   INTANGIBLE ASSETS:
     ------------------

           Intangible assets result primarily from the acquisition of Private Label Group and are as follows:

                          Estimated Useful                         Cost
                                Life
                      -----------------------------      -----------------------

Formulae                      15 Years              $      2,285,000

Customer List                 19 Years                       952,000

Goodwill                      20 Years                       164,265
                                                         -----------------------
                                                           3,401,265

 Less: Accumulated Amortization                              264,017

                                                         -----------------------
                                                    $      3,137,248
                                                        ========================

                          AZUREL LTD. AND SUBSIDIARIES

7.   REVOLVING CREDIT FACILITY
     -------------------------

           In February 1998, the Company refinanced their borrowing arrangement with Finova. The line of credit was increased to $3,500,000 and bears interest at 2.5% per annum above the existing prime rate. Borrowings are secured by trade receivables, inventories and a second lien on machinery and equipment. The agreement expires in February 2000.

8.   LONG-TERM DEBT
     --------------

           The following is a summary of long-term debt:

                                                                                      December 31,
                                                                                        1997
                                                                                 ------------------------
Note payable - shareholder, payable in monthly  installments of
$5,551 including interest at 6% per annum, through August 2003              $            313,154

Note payable - shareholder, payable in semi-annual installments of
$9,219 plus interest at 9% per annum, through 2000.                                       55,314


Note payable - shareholder payable in semi-annual installments of
$184,375 plus interest at 9% per annum, through 2000.                                  1,106,250


Note payable - GE Capital Corp. - payable in monthly installments of $16,667 plus interest at 11.3% per annum through 2001. The
note is secured by machinery and equipment.                                              783,333
                                                                                 -----------------
                                                                                       2,258,051

Less current portion                                                                     634,294
                                                                                 -----------------
                                                                            $          1,623,757
                                                                                 =================

           Notes payable to shareholders are unsecured.

           Long-term debt maturities for the next five years are as follows:
           1998 - $634,294; 1999 - $638,976; 2000 - $642,170; 2001 - $241,706;
           2002 - $61,974.

                          AZUREL LTD. AND SUBSIDIARIES

9.   INCOME TAXES
     ------------

           The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). SFAS No. 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. SFAS No. 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. At December 31, 1997, the Company had net deferred tax assets of $1,331,000. The Company has recorded a valuation allowance for the full amount of the net deferred tax assets.

           The following table illustrates the source and status of the Company's major deferred tax assets:

Net operating loss carryforward         $                    1,227,000

Accounts receivable allowance                                   24,000

Inventory allowance                                             80,000

Valuation allowance                                        (1,331,000)
                                             -----------------------------

Net deferred tax asset recorded         $                            -
                                             =============================

           The provision for income taxes for year ended December 31, 1997 differs from the amount computed applying the statutory federal income tax rate to income before income taxes as follows:


Income tax benefit computed at statutory       $              (199,000)
rate

Tax benefit not recognized                                      199,000
                                                    -----------------------

Provision for income taxes                     $                        -
                                                    =======================

                     The Company has net operating loss carry forwards for tax purposes totaling $3,068,000 at December 31, 1997 expiring in the years 2008 to 2012. Approximately $952,000 of the carry forwards are subject to limitations on annual utilization because there are "equity structure shifts" or "owner shifts" involving 5% stockholders (as these terms are defined in Section 382 of the Internal Revenue Code), which have resulted in a more than 50% change in ownership. The annual limitation is based primarily on the value of the Private Label Group as of the date of the ownership change multiplied by the applicable Federal Long Term Tax Exempt Bond Rate.

                          AZUREL LTD. AND SUBSIDIARIES

10.  STOCK OPTION PLAN
     -----------------

           In March 1997 the Company adopted a stock option plan which provides for grants to officers and other employees, directors, consultants and other persons who perform significant services for the Company. The exercise price of each option may not be less than 100% of the fair market value of the common stock at the time of the grant. Options to acquire up to 750,000 shares may be granted under the plan.

           As of December 31, 1997, 130,750 options were outstanding, of which 129,000 were exercisable at $4.25 per share and 1,750 were exercisable at $4.375 per share. No options were exercised as of December 31, 1997.

           Pro-forma information regarding net loss and loss per share is presented below as if the Company had accounted for its employee stock options under the fair value method; such pro forma information is not necessarily representative of the effect on reported net loss for future years due to the vesting period of the stock options and the fair value of additional stock options in future years.

           Had compensation cost for the Company's stock option plan been determined based on fair value at the grant date, the Company's pro-forma net loss for the year ended December 31, 1997 would have been $780,000 or $0.17 per share.

           The weighted average fair value of the options granted during the year ended December 31, 1997 are estimated as $2.17 on the date of the grant using the Black-Scholes option pricing model with the following assumptions used for the year ended December 31, 1997: expected dividend yield of 0%, expected volatility of 50%, risk free interest rate of 5.7% and estimated life of five years.

11.  REDEEMABLE COMMON STOCK PURCHASE WARRANTS
     -----------------------------------------

           The Company issued 1,200,000 warrants in connection with the initial public offering of its common stock. Each warrant entitles its holder to purchase one share of Common Stock at an exercise price of $4.50 per share. The warrants are exercisable commencing July 30, 1998 and expire in July 2002. The warrants are redeemable by the company at a price of $.10 each commencing July 30, 1998 and thereafter up to their expiration. The Company additionally issued 120,000 redeemable warrants to the underwriter for $18,000. Such warrants are exercisable for four years commencing July 30, 1998 at a price equal to 150% of the initial public offering price of the Common Stock and Redeemable Warrants. The Company has reserved 1,320,000 shares of common stock for issuance upon exercise of the warrants.

12.  PREFERRED STOCK
     ---------------

           The Company is authorized to issue preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights. The Company has no preferred stock outstanding at December 31, 1997.

13.  LEASES
     ------

           The Company is obligated under a lease for its operating facilities in New Jersey for annual rentals ranging from $475,000 to $529,000 through August 31, 2002. The Company sub-lets part of its premises to

                          AZUREL LTD. AND SUBSIDIARIES
           a related party for an annual rental of $86,000. The Company is further obligated under a lease for its administrative facility in New York City for annual rentals of $74,512 through April 2001. The lease for the Company's subsidiary, Cambridge Business Services, requires monthly payments of $3,000. The payments are adjusted annually for inflation.

              Total rent expense for the year ended December 31, 1997 was $574,000 and for the four months ended December 31, 1996 rent expense was $212,000.

              Future minimum rental payments under non cancelable leases as of December 31, 1997 were as follows: 1998 - $557,000; 1999 -
              $573,000; 2000 - $589,000; 2001 - $605,000; 2002 - $361,512.


14.   SIGNIFICANT CUSTOMERS
      ---------------------

           During the year ended December 31, 1997, one customer accounted for 19% and another accounted for 10% of the total sales.

15.   COMMITMENTS
      -----------

     a. In May 1996, the Company entered into a license agreement with the owner of the "Members Only" trademark. The agreement grants the Company the exclusive right to manufacture and distribute cosmetics and other items under the "Members Only" mark. The agreement expires in September 2001, with the Company's option to renew the license agreement for an additional five year term. Under this agreement, the Company is to required to pay aggregate minimum royalties of $1,225,000 through September 2001. The Company is currently in negotiations to terminate this contract. Management believes that any potential settlement will not be material to the Company.

     b. In October 1997, the Company entered into a license agreement with the owner of the "Hang-Ten" trademark. The agreement grants the Company the exclusive right to manufacture and distribute cosmetics and other items under the "Hang-Ten" mark. The agreement which expires in December 2003, requires the Company to pay aggregate minimum royalties of $563,000 through December 2003.

     c. The Company has a three year employment agreement with an officer for a base salary of $195,000 which expires in August 1999. The officer has an option to renew the agreement for an additional two years. Additionally, the officer will receive a bonus equal to 10% of the Private Label Group's annual profits, as defined, in excess of $500,000 for the years ending December 31, 1997, 1998 and 1999.

                          AZUREL LTD. AND SUBSIDIARIES

     d. The Company is obligated under a consulting agreement with a former officer for monthly payments of $11,117 through August 2003.

     e. The Company is obligated under a three year employment agreement with its chief executive officer commencing July 30, 1997. The officer will receive an annual salary of $95,000 plus bonuses as determined by the Board of Directors.

                          AZUREL LTD. AND SUBSIDIARIES
                        THREE MONTHS ENDED MARCH 31, 1998
                        ---------------------------------
                           Consolidated Balance Sheet



                                                          March 31,       December 31,
                                                             1998             1997
                                                         -------------    --------------
                                                         (Unaudited)
                                     ASSETS
                                     -------
CURRENT ASSETS:
    Cash                                                     $      --      $   414,731
    Restricted cash                                                 --          290,521
    Accounts receivable, net of allowance for
        doubtful accounts of $60,000                           1,744,015      1,985,232
    Inventories                                                1,847,050      1,882,807
    Prepaid expenses and other current assets                    251,726        262,886
    Due from stockholders and related parties                    232,921        232,921
                                                             -----------    -----------
        TOTAL CURRENT ASSETS                                   4,075,712      5,069,098

FURNITURE AND EQUIPMENT                                        1,489,101      1,462,580
                                                             -----------    -----------

INTANGIBLES                                                    3,080,500      3,137,248
                                                             -----------    -----------

OTHER ASSETS
    Due from related party                                       106,000        135,000
    Deferred financing costs                                      35,700         35,700
                                                             -----------    -----------
                                                                 141,700        170,700

                                                             $ 8,787,013    $ 9,839,626
                                                             ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
    Revolving line of credit                                 $ 1,075,911    $ 1,133,393
    Accounts payable                                             677,327        819,514
    Accrued expenses and other liabilities                       330,871        436,899
    Customer advances                                             55,960        104,145
    Current portion of long-term debt                            652,333        634,294
    Due to related parties                                       154,574        269,916
                                                             -----------    -----------
        TOTAL CURRENT LIABILITIES                              2,946,976      3,398,161
                                                             -----------    -----------

LONG-TERM DEBT                                                 1,444,706      1,623,757
                                                             -----------    -----------

STOCKHOLDERS'  EQUITY:
    Preferred stock, $.001 par value, authorized
      1,000,000, none issued or outstanding                         --             --
    Common stock, $.001 par value, authorized
     24,000,000 shares, issued and outstanding
      5,293,745 shares                                             5,294          5,294
    Additional paid-in-capital                                 7,438,001      7,438,001
    Accumulated deficit                                       (3,032,207)    (2,609,830)
    Cumulative translation adjustment                            (13,582)       (13,582)
    Stock subscription receivable                                 (2,175)        (2,175)
                                                             -----------    -----------
        TOTAL STOCKHOLDERS'  EQUITY                            4,395,331      4,817,708
                                                             -----------    -----------

                                                             $ 8,787,013    $ 9,839,626

                                                             ===========    ===========


                       See notes to financial statements.

                          AZUREL LTD. AND SUBSIDIARIES
                          ----------------------------
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      -------------------------------------


                                                     Three Months ended Mar. 31,
                                                     ---------------------------
                                                       1998             1997
                                                       ----             ----
                                                            (Unaudited)

NET SALES                                        $    2,989,289   $   2,733,182

COST OF GOODS SOLD                                    2,133,359       2,107,510
                                                 --------------    -------------
GROSS PROFIT                                            855,930         625,672

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES          1,179,442         959,628
                                                 --------------    -------------
LOSS FROM OPERATIONS                                   (323,512)      ( 333,956)

INTEREST EXPENSE                                         98,865         131,189

NET LOSS                                         $     (422,377)  $    (465,145)
                                                 ===============  ==============

NET LOSS PER COMMON SHARE,
     BASIC AND ASSUMING DILUTION                 $       (0.$8)   $       (0.12)
                                                 ===============  ==============


WEIGHTED AVERAGE COMMON SHARES                       5,293,745        3,878,747
                                                 ===============  ==============




                       See notes to financial statements.

                          AZUREL LTD. AND SUBSIDIARIES
                          ----------------------------
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      -------------------------------------


                                                      Three Months Ended Mar. 31
                                                      --------------------------
                                                          1998              1997
                                                          -----            -----
                                                                (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

     Net loss                                            $(422,377)   $(465,145)
                                                         ---------    ---------

     Adjustments to reconcile net loss to
     net cash used in operating activities:
          Depreciation                                      83,363       43,767
          Amortization                                      50,610       40,527
          Amortization of deferred financing
               costs                                          --         14,189
     Changes in assets and liabilities:
          Decrease (increase) in accounts
               receivable                                  241,217     (117,267)
          Decrease (increase) in inventories                35,757      (83,645)
          Decrease in prepaid expenses and
               other                                        11,160        1,495
          Decrease in other assets                          35,138       36,496
          (Decrease) increase in accounts
               payable and accrued expenses               (278,289)     269,133
          (Decrease) increase in customer advances         (48,185)        --
          (Decrease) increase in related party
               loans                                      (115,342)        --
                                                         ---------    ---------

          NET CASH USED IN OPERATING ACTIVITIES           (406,948)    (260,450)
                                                         ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:

          Purchase of property and equipement             (109,884)        --
                                                         ---------    ---------
          NET CASH USED IN INVESTING ACTIVITIES           (109,884)        --
                                                         ---------    ---------
CASH FLOW FROM FINANCING ACTIVITIES:
          Increase (decrease) in cash overdraft             30,074      (10,635)
          (Increase) decrease in restricted cash           290,521         --
          (Increase) decrease in deferred
               financing costs                                --        (30,369)
          (Increase) decrease in deferred
               registration costs                             --         (5,585)
          (Decrease) increase  in long-term debt           (39,396)     424,000
          (Decrease) in capital lease obligations              (47)      (3,941)
          Payment of long-term debt                       (179,051)     (48,304)
                                                         ---------    ---------
          NET CASH PROVIDED BY FINANCING ACTIVITIES        102,101      325,166
                                                         ---------    ---------

     NET (DECREASE) INCREASE  IN CASH                     (414,731)      64,716

     CASH, beginning of period                             414,731         --
                                                         ---------    ---------
     CASH, end of period                                 $    --      $  64,716
                                                         =========    =========



                       See notes to financial statements.

                          AZUREL LTD. AND SUBSIDIARIES
                          ----------------------------
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     -------------------------------------


                                                      Three Months Ended Mar. 31

                                                         1998              1997
                                                         ----              ----
                                                                 (Unaudited)

SUPPLEMENTAL DISCLOSURES OF CASH FLOW
     INFORMATION:
          Cash paid for Interest                   $    108,835       $   52,727
                                                   ============       ==========







                       See notes to financial statements.

                          AZUREL LTD. AND SUBSIDIARIES
                          ----------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                        THREE MONTHS ENDED MARCH 31, 1998
                        ---------------------------------

                                   (UNAUDITED)


1.       BASIS OF PRESENTATION
         ---------------------

         The accompanying consolidated financial statements as of March 31, 1998 have not been audited by independent auditors, but in the opinion of management, such unaudited statements include all adjustments consisting of normal recurring accruals necessary for a fair presentation of the financial position, the results of operations and cash flows for the three months ended March 31, 1998.

         The consolidated financial statements should be read in conjunction with the financial statements and related notes concerning the Company's accounting policies and other matters contained in the Company's annual report on Form 10-KSB. The results for the three months ended March 31, 1998 are not necessarily indicative of the results expected for the full year ending December 31, 1998. Certain prior year amounts have been reclassified to conform with the current year's presentation.

2.       REVOLVING CREDIT FACILITY
         -------------------------

         On February 6, 1998, the Company refinanced their borrowing arrangement with Finova Capital Corporation. The line of credit was increased to $3,500,000 and bears interest at 2.5% per annum above the existing prime rate. Borrowings are secured by trade receivables, inventories and a second lien on machinery and equipment. The agreement expires in February 2000.

3.       EQUIPMENT FINANCING
         -------------------

         On March 17, 1998, the Company entered into an agreement with The CIT Group for financing of machinery and equipment purchases. The total financing will be $260,000 at approximately 10.5% over a 60 month period.

                        THREE MONTHS ENDED JULY 31, 1998
                               ------------------

                               BEN RICKERT, INC.
                               -----------------

                                 BALANCE SHEET
                                 -------------

                                                                        April 30,
                                                            -----------------------------
                                                                 1998            1997
                                                            -------------   -------------
                                     ASSETS
                                     ------

CURRENT ASSETS:
   Cash                                                      $    44,629    $    42,409
   Accounts receivable  net of allowance for doubtful
           accounts of $10,000 in 1998 and $15,000 in 1997       633,672         852601
   Inventory                                                   3,910,590      3,349,031
   Prepaid expenses and other current assets                     386,974        368,991
                                                             -------------  -------------

           Total current assets                                4,975,865      4,613,032

PLANT AND EQUIPMENT- NET:                                        572,190        622,105
                                                             -------------  -------------

                                                             $ 5,548,055    $ 5,235,137
                                                             =============  =============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES:
   Note payable - bank                                       $ 3,920,763    $ 2,114,580
   Accounts payable                                            1,360,864        944,589
   Payroll taxes payable                                          43,683         54,862
   Accrued liabilities                                            65,006         57,122
                                                             -------------  -------------

           Total current liabilities                           5,390,316      3,171,153
                                                             -------------  -------------

SHAREHOLDER'S LOAN                                             1,021,292      1,017,292

COMMITMENTS AND CONTINGENT LIABILITIES                                 0              0

STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock, no par value
          150 shares issued and outstanding                        5,000          5,000
   Additional paid in capital                                    825,000              0
   Retained earnings (deficit)                                (1,693,553)     1,041,692
                                                             -------------  -------------

          Total stockholders' equity (deficit)                  (863,553)     1,046,692
                                                             -------------  -------------

                                                             $ 5,548,055    $ 5,235,137



                       See notes to financial statements

                               BEN RICKERT, INC.
                               -----------------

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                 ---------------------------------------------


                                                       Year ended April 30,
                                                  -----------------------------
                                                        1998           1997
                                                  ------------     ------------

NET SALES                                         $ 10,856,515     $ 13,235,034

Cost of Goods sold                                   8,686,742        9,085,489
                                                  ------------     ------------

GROSS PROFIT                                         2,169,773        4,149,545
                                                  ------------     ------------

OPERATING EXPENSES:
        Selling                                      2,609,468        2,665,932
        Shipping                                       646,069          821,056
        General and administrative                   1,246,709        1,036,763
                                                  ------------     ------------
                Total operating expenses             4,502,246        4,523,751
                                                  ------------     ------------

OPERATING INCOME (LOSS)                             (2,332,473)        (374,206)

OTHER INCOME (EXPENSE):
        Interest                                      (402,772)        (322,326)
        Miscellaneous                                        0          (19,020)
                                                  ------------     ------------

NET LOSS                                            (2,735,245)        (715,552)

Corporate Sub-Chapter S Distribution                         0          (50,239)

Retained earnings, beginning of year                 1,041,692        1,807,483
                                                  ------------     ------------

RETAINED EARNINGS (DEFICIT), END OF YEAR          $ (1,693,553)      $1,041,692
                                                  ============     ============






                       See notes to financial statements

                                BEN RICKERT, INC.
                                -----------------

                             STATEMENT OF CASH FLOWS
                             -----------------------


                                                             Year ended April 30,
                                                       -----------------------------
                                                             1998            1997
                                                       -------------     -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                          $ (2,735,245)    $ (715,552)

      Adjustments to reconcile net loss to net
          cash provided (used) by operating
          activities:
               Depreciation and amortization                  92,431        146,599
                Loss on sale of fixed assets                                 19,322

      Change in assets and liabilities
          (Increase) decrease in accounts receivable         218,929       (395,576)
          (Increase) in inventory                           (561,559)      (185,717)
          (Increase) in prepaid expenses and
               other current assets                          (17,983)      (211,877)
          Increase in accounts payable                       416,275         13,988
          (Decrease) in wages payable                              0       (237,915)
          Increase (decrease) in payroll taxes payable       (11,179)         8,466
          Increase (decrease) in accrued liabilities           7,884        (64,036)
                                                        ------------     ----------

      NET CASH USED IN OPERATING ACTIVITIES               (2,590,447)    (1,622,298)
                                                         -----------     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of fixed asset                                (42,516)      (126,851)
      Sale of fixed asset                                          0          2,306
      Corporate Sub-Chapter S distribution                         0        (50,239)
                                                        ------------     ----------

      NET CASH USED IN INVESTING ACTIVITIES                  (42,516)      (174,784)
                                                         -----------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Increase (Decrease)  in notes payable                1,806,183      1,581,566
      Increase in paid in capital                            825,000              0
      Increase  (Decrease) in shareholder loan                 4,000        221,000
                                                         -----------    -----------

      NET CASH PROVIDED BY FINANCING ACTIVITIES            2,635,183      1,802,566
                                                         -----------    -----------

NET INCREASE IN CASH AND
      CASH EQUIVALENTS                                         2,220          5,484

CASH AND CASH EQUIVALENTS, beginning of year                  42,409         36,925
                                                         -----------    -----------

CASH AND CASH EQUIVALENTS, end of year                   $    44,629    $    42,409
                                                         ===========    ===========


SUPPLEMENTAL DISCLOSURE OF CASH
      FLOW INFORMATION
      Cash paid during the year for interest             $   386,533    $   322,326
                                                         ===========    ===========
      Cash paid during the year for income taxes         $         0    $         0
                                                         ===========    ===========



                        See notes to financial statements

                               BEN RICKERT, INC.
                               ------------------
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------

1. BUSINESS
   --------

         Ben Ricket, Inc. (the Company), is engaged in the sale and manufacture of soap and other toileteries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
   -------------------------------------------

   A.    INVENTORY - Merchandise inventories, consisting of finished goods and
         ---------
         raw materials, are stated at the lower of cost (determined on a first-in, first-out basis) or market.

   B.    PROPERTY AND EQUIPMENT - Property and equipment are stated at cost.
         ----------------------
         Depreciation and amortization are computed by either the accelerated or straight line methods over the estimated useful lives of the assets. Leasehold improvements are amortized over the lesser of the term of the lease or the estimated useful life. Expenditures incurred for maintenance and repairs are charged to expense whereas expenditures for improvements are generally capitalized.

   C.    INCOME TAXES - The Company, with the consent of its stockholders,
         ------------
         elected to be taxed as an S Corporation under the provisions of the Internal Revenue Code and New Jersey State Tax Law which provides that, in lieu of corporation income taxes, the stockholders are required to report their proportionate share of the Company's taxable income or loss on their personal tax returns. Other state and local taxes are included in operating, general and administrative expenses.

         The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards ("SFAS") No. 109,
         "Accounting for Income Taxes".

   D.    FAIR VALUE OF FINANCIAL INSTRUMENTS - SFAS No. 107, "Disclosures About
         -----------------------------------
         Fair Value of Financial Instruments" requires disclosure about the fair value of financial instruments. The carrying amounts reported in the balance sheet for cash and cash equivalents, accounts receivable, notes payable, and accounts payable approximate fair value because of the short-term maturity of these financial statements.

   E.    USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS - The
         -----------------------------------------------------------
         preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of asserts and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

   F.    RECENT ACCOUNTING PRONOUNCEMENT - In March 1995, the Financial
         -------------------------------
         Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long- Lived Assets and for Long-Lived Assets to be disposed of". SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, and is effective for financial statements for fiscal years beginning after December 15, 1995. The Company has determined that the impact of adopting this new standard would be immaterial..

3. PROPERTY AND EQUIPMENT
   ----------------------

         Major classes of property and equipment are as follows: 1998 1997


Machinery and equipment                             $  1,601,147   $  1,601,147
Automobiles                                               54,478        181,735
Furniture, fixture and equipment                       1,269,397      1,284,008
Leasehold improvements                                   591,294        499,112
                                                    ------------    -----------
                                                       3,516,316      3,566,002
Accumulated depreciation                              (2,944,126)    (2,943,897)
                                                    ------------    -----------
                                                    $    572,190   $    622,105
                                                    ============   ============

4. LINES OF CREDIT
   ---------------

         The Company has a line of credit with a bank under a revolving loan agreement which is secured by the Company's accounts receivable and inventory. The maximum amount available under this loan agreement was $8,000,000. The note bears interest at the bank's base rate. This line of credit expires on May 31, 1998.

         The agreement further states the declaration of dividends or distribution of equity to the shareholders is limited to the earnings taxable to the shareholders under the Sub-Chapter S election. Borrowings outstanding under the Credit Agreement were $3,920,763 at April 30, 1998.

         Outstanding letters of credit established to facilitate international merchandise purchases amounted to $34,000 and $105,000 at April 30, 1998 and 1997, respectively.

5. COMMITMENTS
   -----------

         The Company leases its operating and administrative facility from its major stockholder at an annual rental of approximately $853,000 plus real estate taxes. In addition, the Company leases operating equipment from its stockholder at an annual rental of approximately $61,000.

         Total rent expense charged to operations in 1998 and 1997 were $914,400 and $1,000,000, respectively

6. RELATED PARTY TRANSACTIONS
   --------------------------

         As discussed in Note 5, the Company leases its operating and administrative facility and certain operating equipment, from its majority shareholder.

         Under the provision of the revolving loan agreement, the majority shareholder, as guarantor, has agreed to subordinate its loan in the amount of $1,425,000. This shareholder loan bears no defined repayment terms. The subordinated debt is offset by prepaid rent and security deposits in the amount of $403,708.

7. EMPLOYEE PROFIT-SHARING PLAN
   ----------------------------

         The Company has a voluntary noncontributory profit-sharing plan which complies with the Employee Retirement Income Security Act of 1974. There were no contributions for the years ended April 30, 1998 and 1997.

8. MAJOR CUSTOMERS
   ---------------

         The Company had sales to two major customers which amounted to approximately 81% of the gross sales for the fiscal year ended April 30, 1998 and 58% of the gross sales for fiscal year ended April 30, 1997.

9. GOING CONCERN
   -------------

         The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As indicated in the financial statements, the Company experienced significant losses for the years ended April 30, 1998 and 1997. Additionally, the Company has had significant cash shortfalls from operations.

         Furthermore, the Company was in violation of covenants continued in its loan agreement. In this regard, the Company had entered into a Forbearance Amendment Agreement in February 1998 due to its inability to satisfy the conditions of its loan agreement under which the bank agreed to forbear action to May 31, 1998, without waiving any of its rights. The Company is also experiencing cash flow problems as a result of the more stringent borrowing requirements under the Forbearance and Amendment Agreement.

10 SUBSEQUENT EVENT
   ----------------

         On July 31, 1998, Ben Rickert, Corp., a wholly-owned subsidiary of Azurel, Ltd., a publicly traded company, acquired substantially all of the assets of the Company from Summit Bank, the Company's secured lender, for a purchase price of $1,500,000. Under the agreement, the $1,500,000, in cash and a note, was paid directly to the bank. Immediately prior to the asset sale, the Company surrendered its assets to the bank as a result of various defaults existing under the Company's loan agreement with the bank. The balance of approximately $2,100,000 owed under the loan agreement was assumed by the stockholders.

                                BEN RICKERT, INC.
                                -----------------

                                  BALANCE SHEET
                                  -------------

                                  JULY 31, 1998
                                  -------------

                                   (Unaudited)


                                     ASSETS
                                     ------

CURRENT ASSETS:
      Cash                                                          $    15,056
      Accounts receivable-  net                                         384,143
      Inventory                                                       3,103,930
      Prepaid expenses and other current assets                          54,919
                                                                    -----------

          Total current assets                                        3,558,048

PLANT AND EQUIPMENT- NET:                                               550,249
                                                                    -----------

                                                                    $ 4,108,297
                                                                    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
                 ----------------------------------------------

CURRENT LIABILITIES:
      Note payable - bank                                           $ 3,642,364
      Accounts payable                                                1,361,301
      Payroll taxes payable                                              88,467
      Accrued liabilities                                                45,000
                                                                    -----------

          Total current liabilities                                   5,137,132
                                                                    -----------

SHAREHOLDER'S LOAN                                                    1,062,534

COMMITMENTS AND CONTINGENT LIABILITIES                                        0

STOCKHOLDERS' EQUITY (DEFICIT):
      Common stock, no par value
          150 shares issued and outstanding                               5,000
      Additional paid in capital                                        825,000
      Retained earnings (deficit)                                    (2,921,369)
                                                                    -----------

          Total stockholders' equity (deficit)                       (2,091,369)
                                                                    -----------

                                                                    $ 4,108,297
                                                                    ===========


                                BEN RICKERT, INC.
                                -----------------

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                  ---------------------------------------------

                        THREE MONTHS ENDED JULY 31, 1998
                        --------------------------------

                                   (Unaudited)


NET SALES                                                           $ 1,023,236

COST OF GOODS SOLD                                                    1,447,831
                                                                    -----------

GROSS PROFIT                                                           (424,595)
                                                                    -----------

OPERATING EXPENSES:
       Selling                                                          425,879
       Shipping                                                          46,310
       General and administrative                                       246,957
                                                                    -----------
             Total operating expenses                                   719,146
                                                                    -----------

OPERATING INCOME                                                     (1,143,741)

OTHER INCOME (EXPENSE):
       Interest                                                         (89,701)
       Miscellaneous                                                      5,626
                                                                    -----------

NET LOSS                                                             (1,227,816)

Retained earnings (deficit), May 1, 1998                             (1,693,553)
                                                                    ===========
Retained earnings (deficit), July 31, 1998                          $(2,921,369)
                                                                    ===========

                                BEN RICKERT, INC.
                                -----------------

                             STATEMENT OF CASH FLOWS
                             -----------------------

                        THREE MONTHS ENDED JULY 31, 1998
                        --------------------------------

                                   (Unaudited)


CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                      $(1,227,816)

      Adjustments to reconcile net loss to net
          cash provided (used) by operating
          activities:
               Depreciation and amortization                             21,941

      Change in assets and liabilities
          Decrease in accounts receivable                               249,529
          Decrease in inventory                                         806,660
          Decrease in prepaid expenses and
               other current assets                                     332,055
          Increase in accounts payable                                      437
          Increase in payroll taxes payable                              44,784
          (Decrease) in accrued liabilities                             (20,006)
                                                                    -----------

      NET CASH PROVIDED BY OPERATING ACTIVITIES                         207,584
                                                                    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:                                         0

      NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                     0
                                                                    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      (Decrease)  in note payable                                      (278,399)
      Increase  in shareholder loan                                      41,242
                                                                    -----------

      NET CASH USED IN FINANCING ACTIVITIES                            (237,157)
                                                                    -----------

NET INCREASE IN CASH AND
      CASH EQUIVALENTS                                                  (29,573)

CASH AND CASH EQUIVALENTS, beginning of year                             44,629
                                                                    -----------

CASH AND CASH EQUIVALENTS, end of year                              $    15,056
                                                                    ===========



                AZUREL, LTD. AND SUBSIDIARIES/ BEN RICKERT, INC.

                          UNAUDITED PRO-FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


         The following unaudited pro-forma condensed consolidated balance sheet presents the pro-forma financial position of Azurel, Ltd. and Subsidiaries (Azurel) at June 30, 1998, as if the acquisition of Ben Rickert, Inc. had been made as of June 30, 1998.

         The unaudited pro-forma condensed consolidated statements of operations for the six months ended June 30, 1998 and the year ended December 31, 1997 reflect the combined results of Azurel and Ben Rickert, Inc. as if the acquisition had occurred on January 1, 1997.

         The unaudited pro-forma condensed consolidated statements of operations do not necessarily represent actual results that would have been achieved had the companies been together from January 1, 1997, nor may they be indicative of future operations. These unaudited pro-forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of the respective companies.

                AZUREL, LTD. AND SUBSIDIARIES/ BEN RICKERT, INC.

            UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED BALANCE SHEET



                                               Azurel, Ltd.
                                                   and         Ben Rickert,       Pro-Forma Adjustments
                                              Subsidiaries         Inc.           --------------------------
                                                 06/30/98       07/31/98             Dr.            Cr.           Total
                                            ---------------   ------------        ---------      -------    ---------------
                  ASSETS
                  ------

CURRENT ASSETS:
 Cash                                          $     39,656    $     15,056   $           0    $    165,056    $   (110,344)
 Accounts receivable- net                         1,901,287         384,143               0               0       2,285,430
 Inventories                                      2,255,919       3,103,930               0               0       5,359,849
 Prepaid expenses and other current assets          206,856          54,919               0          54,919         206,856
 Due from stockholders and related parties          155,167               0               0               0         155,167
                                               ------------    ------------                                    ------------

   TOTAL CURRENT ASSETS                           4,558,885       3,558,048               0               0       7,896,958

PROPERTY AND EQUIPMENT                            1,657,842         550,249               0         550,249       1,657,842

INTANGIBLES                                       3,029,890               0               0               0       3,029,890

OTHER ASSETS                                        170,700               0               0               0         170,700
                                               ------------    ------------                                    ------------

                                               $  9,417,317    $  4,108,297               0               0    $ 12,755,390
                                               ============    ============                                    ============

       LIABILITIES AND STOCKHOLDERS' DEFICIT
       -------------------------------------

CURRENT LIABILITIES:
 Revolving line of credit                      $  1,303,130    $          0    $          0    $          0    $  1,303,130
 Notes payable                                      349,457       3,642,364       3,642,364       1,350,000       1,699,457
 Accounts payable                                 1,186,287       1,361,301       1,361,301               0       1,186,287
 Accrued expenses and other liabilities             258,571         129,709         129,709         800,000       1,058,571
 Current portion of long-term debt                  703,203               0               0               0         703,203
 Due to related parties                             119,933          45,000               0               0         164,933
                                               ------------    ------------                                    ------------
 TOTAL CURRENT LIABILITIES                        3,920,581       5,178,374               0               0       6,115,581
                                               ------------    ------------                                    ------------

LONG-TERM DEBT                                    1,351,091       1,021,292       1,021,292               0       1,351,091
                                               ------------    ------------                                    ------------

EXCESS OF FAIR VALUE OF ACQUIRED ASSETS
 OVER PRICE PAID                                          0               0               0       1,143,073       1,143,073
                                               ------------    ------------                                    ------------

STOCKHOLDERS' EQUITY (DEFICIT):
 Common stock                                         5,294           5,000           5,000               0           5,294
 Additional paid-in-capital                       7,438,001         825,000         825,000               0       7,438,001
 Accumulated earnings (deficit)                  (3,281,893)     (2,921,369)              0       2,921,369      (3,281,893)
 Cumulative translation adjustment                  (13,582)              0               0               0         (13,582)
 Stock subscription receivable                       (2,175)              0               0               0          (2,175)
                                               ------------    ------------                                    ------------
   TOTAL STOCKHOLDERS' DEFICIT                    4,145,645      (2,091,369)              0               0       4,145,645
                                               ------------    ------------                                    ------------

                                               $  9,417,317    $  4,108,297                                    $ 12,755,390
                                               ============    ============                                    ============


                  See notes to pro-forma financial statements.

                AZUREL, LTD. AND SUBSIDIARIES/ BEN RICKERT, INC.

       UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                             Azurel, Ltd.
                                          and Subsidiaries  Ben Rickert, Inc.
                                          Six months ended     Six months    Pro-Forma Adjustments
                                                                 ended       --------------------------
                                              06/30/98         07/31/98          Dr.           Cr.           Total
                                           ---------------   ------------    -----------   ------------  ------------

NET SALES                                      $ 6,291,351    $ 2,120,509    $         0    $         0   $ 8,411,860

COST OF GOODS SOLD                               4,323,899      2,864,435              0              0     7,188,334
                                               -----------    -----------                                 -----------

GROSS PROFIT                                     1,967,452       (743,926)             0              0     1,223,526

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     2,462,605      1,321,887              0              0     3,784,492

AMORTIZATION OF DEFERRED CREDIT (INCOME)                 0              0              0        120,000      (120,000)
                                               -----------    -----------                                 -----------

OPERATING INCOME (LOSS)                           (495,153)    (2,065,813)             0              0    (2,440,966)

OTHER EXPENSES                                     176,910        182,853              0         91,695       268,068
                                               -----------    -----------                                 -----------

NET LOSS                                       $  (672,063)   $(2,248,666)   $         0    $   211,695   $(2,709,034)
                                               ===========    ===========    ===========    ===========   ===========

LOSS PER COMMON SHARE                          $     (0.13)                                               $     (0.51)
                                               ===========                                                ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       5,293,745                                                  5,293,745
                                               ===========                                                ===========


                  See notes to pro-forma financial statements.

                AZUREL, LTD. AND SUBSIDIARIES/ BEN RICKERT, INC.

       UNAUDITED PRO-FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997



                                             Azurel, Ltd.                      Pro-Forma Adjustments
                                                                               ------------------------
                                          and Subsidiaries  Ben Rickert, Inc.      Dr.           Cr.           Total
                                           ---------------  ----------------   ---------     ----------  ------------

NET SALES                                      $12,481,556    $11,348,766    $         0    $         0   $23,830,322

COST OF GOODS SOLD                               8,607,759      9,295,559              0              0    17,903,318
                                               -----------    -----------                                 -----------

GROSS PROFIT                                     3,873,797      2,053,207              0              0     5,927,004

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     3,896,990      4,470,895              0              0     8,367,885

AMORTIZATION OF DEFERRED CREDIT (INCOME)                 0              0              0        240,000      (240,000)
                                               -----------    -----------                                 -----------

OPERATING INCOME (LOSS)                            (23,193)    (2,417,688)             0              0    (2,200,881)

OTHER EXPENSES                                     475,310        389,533              0        183,389       681,454
                                               -----------    -----------                                 -----------

NET LOSS                                       $  (498,503)   $(2,807,221)   $         0    $   423,389   $(2,882,335)
                                               ===========    ===========    ===========    ===========   ===========

LOSS PER COMMON SHARE                          $     (0.11)                                               $     (0.62)
                                               ===========                                                ===========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING       4,468,325                                                  4,648,325
                                               ===========                                                ===========


                  See notes to pro-forma financial statements.

                AZUREL, LTD. AND SUBSIDIARIES/ BEN RICKERT, INC.

                     NOTES TO UNAUDITED PRO-FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


A. The following unaudited pro-forma acquisition adjustment is included in the accompanying unaudited pro-forma condensed consolidated balance sheet at June 30, 1998:

   (1) To record the acquisition of certain assets of Ben Rickert, Inc. from its lending bank (which foreclosed on the assets) by Azurel for $150,000 in cash and a $1,350,000 note due on October 30, 1998. Acquisition costs are estimated at $800,000. The excess of fair value of assets acquired over price paid of approximately $1.7 million is allocated first to reduce any long-term assets to zero, with the remaining excess of approximately $1.1 million recorded as a deferred credit, which is amortized into income over its estimated applicable period of five years.

B. The following pro-forma adjustments is included in the accompanying unaudited pro-forma condensed consolidated statements of operations for the year ended December 31, 1997 and the six months ended June 30, 1998:

   (1) To record a reduction of interest expense due to the reduced debt level.

   (2) To record amortization of the deferred credit resulting from the acquisition over its estimated applicable period of five years.

                                   APPENDIX A

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       OF

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                                   AZUREL LTD.

                         Pursuant to Section 151 of the
                        Delaware General Corporation Law




         Azurel Ltd., a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Corporation pursuant to the authority of the Board of Directors as required by Section 151 of the Delaware General Corporation Law.

         RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the "BOARD OF DIRECTORS" or the "BOARD") in accordance with the provisions of its Certificate of Incorporation and Bylaws, each as amended through the date hereof, the Board of Directors hereby authorizes a series of the Corporation=s previously authorized Preferred Stock, par value $.001 per share (the "PREFERRED Stock"), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                            I. DESIGNATION AND AMOUNT

         The designation of this series, which consists of 4,500 shares of Preferred Stock, is the Series A Convertible Preferred Stock (the "SERIES A PREFERRED STOCK") and the stated value shall be One Thousand U.S.
Dollars ($1,000.00) per share (the "STATED VALUE").


                                II. NO DIVIDENDS

         The Series A Preferred Stock will bear no dividends, and the holders of the Series A Preferred Stock shall not be entitled to receive dividends on the Series A Preferred Stock.

                            III. CERTAIN DEFINITIONS

         For purposes of this Certificate of Designation, the following terms shall have the following meanings:

         A. "CLOSING BID PRICE" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series A Preferred Stock. If Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "BLOOMBERG"), or if the foregoing does not apply, the last reported bid price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no bid price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority of the then outstanding shares of Series A Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

         B. "CONVERSION DATE" means, for any Conversion, the date on which the notice of conversion in the form attached hereto (the "NOTICE OF CONVERSION") is delivered by fax, as evidenced by a mechanically or electronically generated confirmation thereof, (or delivered by other means resulting in notice) to the Corporation on the Conversion Date indicated in the Notice of Conversion. Notwithstanding the foregoing, if the Series A Preferred Stock is being converted pursuant to the Required Conversion at Maturity (as defined below), the Conversion Date shall be the Maturity Date (as defined below).

         C. "CONVERSION PRICE" means the lower of the Fixed Conversion Price and the Variable Conversion Price, each in effect as of such date and subject to adjustment as provided herein.

         D. "FIXED CONVERSION PRICE" means (i) with respect to the shares of Series A Preferred Stock issued at the First Closing (as defined in the Securities Purchase Agreement) or in exchange therefor, $2.00 and (ii) with respect to the shares of Series A Preferred Stock issued at the Second Closing (as defined in the Securities Purchase Agreement) or in exchange therefor, the Variable Conversion Price in effect on the date of the Second Closing. .

         E. "ISSUANCE DATE" means the date of the closing under the Securities Purchase Agreement by and among the Corporation and the purchasers named therein (the "SECURITIES PURCHASE AGREEMENT") with respect to the initial issuance of the Series A Preferred Stock.

         F. "N" means the number of days from, but excluding, the Issuance Date.

         G. "PREMIUM" means an amount equal to (P)x(N/365)x(1,000), where P means:


          IF THE CONVERSION DATE IS:                                  THEN P IS:
          --------------------------                                  ----------

          Prior to the one year anniversary of                             12%
          the Issuance Date

          On or after the one year anniversary of                          14%
          the Issuance Date and prior to
          the two year anniversary of the Issuance Date

          On or after the two year anniversary of                          16%
          the Issuance Date and prior to
          the three year anniversary of the Issuance Date

          On or after the three year anniversary of                        18%
          the Issuance Date and prior to the
          four year anniversary of the Issuance Date

          On or after the four year anniversary of the                     20%
          Issuance Date

         H. "VARIABLE CONVERSION PRICE" means, as of any date of determination, the amount obtained by multiplying 0.75 by the average of the three lowest Closing Bid Prices for the Corporation's common stock, $.001 par value per share (the "COMMON STOCK") during the 20 consecutive trading day period ending on the trading day immediately preceding such date of determination (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such 20 trading day period), and shall be subject to adjustment as provided herein.

                                 IV. CONVERSION

         A. CONVERSION AT THE OPTION OF THE HOLDER. Subject to the limitations
            --------------------------------------
on conversions contained in Paragraph C of this Article IV and to the Corporation's right of redemption contained in Article VIII.D, each holder of shares of Series A Preferred Stock may, at any time and from time to time on or after the Issuance Date, convert (an "OPTIONAL CONVERSION") each of its shares of Series A Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined in accordance with the following formula:

                               1,000 + THE PREMIUM
                               -------------------
                                CONVERSION PRICE

         B. MECHANICS OF CONVERSION. In order to effect an Optional Conversion,
            -----------------------
a holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion to the Corporation or the transfer agent for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series A Preferred Stock being converted (the "PREFERRED STOCK CERTIFICATES"), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. Upon receipt by the Corporation of the Notice of Conversion by fax from a holder, the Corporation shall, within one business day, send, via fax, a confirmation (the "NOTICE OF CONVERSION CONFIRMATION") to such holder stating that the Notice of Conversion has been received, the date upon which the Corporation expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Corporation regarding the conversion. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed and delivers the documentation to the Corporation required by Article XIV.B hereof.

            (i) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon the surrender of
                ----------------------------------------
Preferred Stock Certificates from a holder of Series A Preferred Stock accompanied by a Notice of Conversion, the Corporation shall, subject to the Corporation=s redemption rights set forth in Article VIII.D, no later than the later of (a) the third business day following the Conversion Date and (b) the business day following the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of documentation pursuant to
Article XIV.B) (the "DELIVERY PERIOD"), issue and deliver to the holder or its nominee, (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Preferred Stock not being converted, if any. If the Corporation's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, and so long as the certificates therefor do not bear a legend and the holder thereof is not then required to return such certificate for the placement of a legend thereon, the Corporation may cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the holder by crediting the account of the holder or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DTC TRANSFER"). If the aforementioned conditions to a DTC Transfer are not satisfied or a DTC Transfer is otherwise not effected, the Corporation shall deliver to the holder physical certificates representing the Common Stock issuable upon conversion. Further, a holder may instruct the Corporation to deliver to the holder physical certificates representing the Common Stock issuable upon conversion in lieu of delivering such shares by way of DTC Transfer.

            (ii) TAXES. The Corporation shall pay any and all taxes which may be
                 -----
imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Preferred Stock.

            (iii) NO FRACTIONAL SHARES. If any conversion of Series A Preferred
                  --------------------
Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock shall be the next higher whole number of shares.

            (iv) CONVERSION DISPUTES. In the case of any dispute with respect to
                 -------------------
a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with subparagraph (i) above. If such dispute involves the calculation of the Conversion Price, the Corporation shall submit the disputed calculations to an independent outside accountant reasonably acceptable to the holder of Series A Preferred Stock being converted via facsimile at any time prior to the expiration of the Delivery Period. The accountant, at the Corporation's sole expense, shall audit the calculations and notify the Corporation and the holder of the results as soon as practicable following the date it receives the disputed calculations. The accountant=s calculation shall be deemed conclusive, absent manifest error. The Corporation shall then issue the appropriate number of shares of Common Stock in accordance with subparagraph (i) above.

         C. LIMITATIONS ON CONVERSIONS. The conversion of shares of Series A
            --------------------------
Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

            (i) CAP AMOUNT. If, notwithstanding the representations and
                ----------
warranties of the Corporation contained in the Securities Purchase Agreement, dated as of August 12, 1998, between the Corporation and the purchasers of the Series A Preferred Stock named therein, the Corporation is prohibited by the rules or regulations of any securities exchange or quotation system on which the Common Stock is then listed or traded, from listing or issuing a number of shares of Common Stock in excess of a prescribed amount (the "CAP AMOUNT") without the approval of the Corporation's shareholders, then the Corporation shall not be required to list or issue, as applicable, shares in excess of the Cap Amount unless the Corporation has obtained the required approvals. The Cap Amount which, as of the Issuance Date, shall be 1,060,000 shares, shall be allocated pro rata to the holders of Series A Preferred Stock as provided in
Article XIV.C. In the event a holder of Series A Preferred Stock submits a Notice of Conversion and the Corporation is prohibited from listing or issuing shares of Common Stock to satisfy such Notice of Conversion as a result of the operation of this subparagraph (i), such holder shall be entitled to the rights set forth in Article VII hereof.

            (ii) NO FIVE PERCENT HOLDERS. Unless a holder of shares of Series A
                 -----------------------
Preferred Stock delivers a waiver in accordance with the last sentence of this subparagraph (ii), except in connection with a Required Conversion at Maturity (as defined below), in no event shall a holder of shares of Series A Preferred Stock be entitled to receive shares of Common Stock upon a conversion to the extent that the sum of (x) the number of shares of Common Stock beneficially owned by the holder and its affiliates (exclusive of shares issuable upon conversion of the unconverted portion of the shares of Series A Preferred Stock or the unexercised or unconverted portion of any other securities of the Corporation (including, without limitation, the warrants (the "WARRANTS") issued by the Corporation pursuant to the Securities Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (y) the number of shares of Common Stock issuable upon the conversion of the shares of Series A Preferred Stock with respect to which the determination of this subparagraph is being made, would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of this subparagraph, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) above. Except as provided in the immediately succeeding sentence, the restriction contained in this subparagraph (ii) shall not be altered, amended, deleted or changed in any manner whatsoever unless the holders of a majority of the outstanding shares of Common Stock and each holder of outstanding shares of Series A Preferred Stock shall approve such alteration, amendment, deletion or change.

         D. REQUIRED CONVERSION AT MATURITY. Subject to the limitations set
            -------------------------------
forth in Paragraph C(i) of this Article IV and the Corporation's right of Redemption set forth in Article VIII.D, and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Series A Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), for resale by the holders of such shares of Series A Preferred Stock and (iii) eligible to be traded on either the AMEX, the New York Stock Exchange or the Nasdaq National Market, the Nasdaq Small Cap Market or the successors of any of them, and provided no Redemption Event has occurred, each share of Series A Preferred Stock issued and outstanding on the fifth anniversary of the Issuance Date (the "MATURITY DATE") automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formulas set forth in Paragraph A of this Article IV (the "REQUIRED CONVERSION AT MATURITY"). If the Required Conversion at Maturity occurs, the Corporation and the holders of Series A Preferred Stock shall follow the applicable conversion procedures set forth in
Article IV.B; PROVIDED, HOWEVER, that the holders of Series A Preferred Stock are not required to deliver a Notice of Conversion to the Corporation or its transfer agent. Subject to the Corporation=s right of redemption contained in
Article VIII hereof, if the Required Conversion at Maturity does not occur, each holder of Series A Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), the holder's Series A Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after the day on which the Corporation receives such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C and Article VIII.E.

                    V. RESERVATION OF SHARES OF COMMON STOCK

         A. RESERVED AMOUNT. Upon the initial issuance of the shares of Series A
            ---------------
Preferred Stock, the Corporation shall reserve 200% of the number of shares which would be issuable if the outstanding shares of Series A Preferred Stock were converted in their entirety on the Issuance Date based on the Conversion Price in effect on the Issuance Date of the authorized but unissued shares of Common Stock for issuance upon conversion of the Series A Preferred Stock and thereafter the number of authorized but unissued shares of Common Stock so reserved (the "RESERVED AMOUNT") shall not be decreased and shall at all times be sufficient to provide for the conversion of the Series A Preferred Stock outstanding at the then current Conversion Price thereof. The Reserved Amount shall be allocated to the holders of Series A Preferred Stock as provided in
Article XIV.C.

         B. INCREASES TO RESERVED AMOUNT. If the Reserved Amount for any three
            ----------------------------
consecutive trading days (the last of such three trading days being the "AUTHORIZATION TRIGGER DATE") shall be less than 135% of the number of shares of Common Stock issuable upon conversion of the then outstanding shares of Series A Preferred Stock, the Corporation shall immediately notify the holders of Series A Preferred Stock of such occurrence and shall take immediate action (including, if necessary, seeking shareholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to 200% of the number of shares of Common Stock then issuable upon conversion of the outstanding Series A Preferred Stock. In the event the Corporation fails to so increase the Reserved Amount within 90 days after an Authorization Trigger Date (such event being the ARESERVED AMOUNT TRIGGER EVENT@), each holder of Series A Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B), a portion of the holder's Series A Preferred Stock such that, after giving effect to such purchase, the holder's allocated portion of the Reserved Amount exceeds 135% of the total number of shares of Common Stock issuable to such holder upon conversion of its Series A Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

         C. ADJUSTMENT TO CONVERSION PRICE. If the Corporation is prohibited, at
            ------------------------------
any time, from issuing shares of Common Stock upon conversion of Series A Preferred Stock to any holder because the Corporation does not then have available a sufficient number of authorized and reserved shares of Common Stock, then the Fixed Conversion Price in respect of any shares of Series A Preferred Stock held by any holder (including shares of Series A Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued to any such holder) shall be adjusted as provided in Article VI.A.

                       VI. FAILURE TO SATISFY CONVERSIONS

         A. CONVERSION DEFAULTS. The following shall constitute a "CONVERSION
            -------------------
DEFAULT": (i) following the submission by a holder of shares of Series A Preferred Stock of a Notice of Conversion, the Corporation fails for any reason (other than because of an event described in clause (iii) below) to deliver, on or prior to the fourth business day following the expiration of the Delivery Period for such conversion, such number of freely tradeable shares of Common Stock to which such holder is entitled upon such conversion; PROVIDED, HOWEVER, that prior to the Registration Statement (as described in Article VIII.A(ii) below) being declared effective, such shares of Common Stock shall bear the restrictive legend set forth in Section 2(g) of the Securities Purchase Agreement, (ii) the Corporation provides notice to any holder of Series A Preferred Stock at any time of its intention not to issue freely tradeable shares of Common Stock upon exercise by any holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because of an event described in clause (iii) below), or (iii) the Corporation is prohibited, at any time, from listing shares of Common Stock or from issuing shares of Common Stock upon conversion of Series A Preferred Stock to any holder because the Corporation (A) does not at the date of such conversion have available a sufficient number of authorized and reserved shares of Common Stock or (B) such listing or issuance would exceed the then unissued portion of such holder's Cap Amount. In the case of a Conversion Default described in clause (i) or (iii) above, the Fixed Conversion Price in respect of any shares of Series A Preferred Stock held by such holder (including shares of Series A Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued to such holder) shall thereafter be the lesser of (x) the Fixed Conversion Price on the date of the Conversion Default and (y) the lowest Conversion Price in effect during the period beginning on, and including, such date through and including (A) in the case of a Conversion Default referred to in clause (i) above, the earlier of (1) the day such shares of Common Stock are delivered to the holder and (2) the day on which the holder regains its rights as a holder of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock pursuant to the provisions of
Article XIV.F hereof, and (B) in the case of a Conversion Default referred to in clause (iii) above, the date on which the prohibition on listing or issuance of Common Stock terminates. In the case of a Conversion Default described in clause
(ii) above, the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Default Cure Date (as defined below). Following any adjustment to the Fixed Conversion Price pursuant to this Article VI.A, the Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Article XI. Upon the occurrence of each reset of the Fixed Conversion Price pursuant to this Paragraph A, the Corporation, at its expense, shall promptly compute the new Fixed Conversion Price and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such new Fixed Conversion Price and showing in detail each Conversion Price in effect during such reset period.

         "DEFAULT CURE DATE" means (i) with respect to a Conversion Default described in clause (i) of its definition, the date the Corporation effects the conversion of the full number of shares of Series A Preferred Stock, (ii) with respect to a Conversion Default described in clause (ii) of its definition, the date the Corporation issues freely tradeable shares of Common Stock in satisfaction of all conversions of Series A Preferred Stock in accordance with
Article IV.A, and (iii) with respect to a Conversion Default described in clause
(i) or clause (ii) of its definition, the date on which the Corporation redeems shares of Series A Preferred Stock held by such holder pursuant to paragraph C of this Article VI.

         B. BUY-IN CURE. Unless the Corporation has notified the applicable
            -----------
holder in writing prior to the delivery by such holder of a Notice of Conversion that the Corporation is unable to honor conversions, if (i) (a) the Corporation fails for any reason to deliver during the Delivery Period shares of Common Stock to a holder upon a conversion of shares of Series A Preferred Stock or (b) there shall occur a Legend Removal Failure (as defined in Article VIII.A(iii) below) and (ii) thereafter, such holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such holder of the unlegended shares of Common Stock (the "SOLD SHARES") which such holder anticipated receiving upon such conversion (a "Buy-In"), the Corporation shall pay such holder (in addition to any other remedies available to the holder) the amount by which (x) such holder's total purchase price (including brokerage commissions, if any) for the unlegended shares of Common Stock so purchased exceeds (y) the net proceeds received by such holder from the sale of the Sold Shares. For example, if a holder purchases unlegended shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Corporation will be required to pay the holder $1,000. A holder shall provide the Corporation written notification indicating any amounts payable to such holder pursuant to this Paragraph C. The Corporation shall make any payments required pursuant to this Paragraph C in accordance with and subject to the provisions of Article XIV.E.

         C. REDEMPTION RIGHT. If the Corporation fails, and such failure
            ----------------
continues uncured for five (5) business days after the Corporation has been notified thereof in writing by the holder, for any reason (other than because such issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount, for which failures the holders shall have the remedies set forth in Articles V and VII, respectively) to issue shares of Common Stock within 10 business days after the expiration of the Delivery Period with respect to any conversion of Series A Preferred Stock, then the holder may elect at any time and from time to time prior to the Default Cure Date for such Conversion Default, by delivery of a Redemption Notice to the Corporation, to have all of such holder=s shares of Series A Preferred Stock which were submitted for conversion purchased by the Corporation for cash, at an amount per share equal to the Redemption Amount (as defined in Article VIII.B). If the Corporation fails to redeem any of such shares within five business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Article VIII.C.

         D. VOID NOTICE OF CONVERSION. If for any reason a holder has not
            -------------------------
received all of the shares of Common Stock prior to the tenth (10th) business day after the expiration of the Delivery Period with respect to a conversion of Series A Preferred Stock and (i) such shares have not been called for redemption pursuant to Article VIII.D, provided the Redemption Amount therefor has been or may be paid within the time limits set forth in Article VIII.D, and (ii) such shares are not subject to a redemption notice from the holder thereof, then the holder, upon written notice to the Corporation's transfer agent, with a copy to the Corporation, may void its Notice of Conversion with respect to, and retain or have returned, as the case may be, any shares of Series A Preferred Stock that have not been converted pursuant to such holder's Notice of Conversion; provided that the voiding of a holder's Notice of Conversion shall not affect such holders rights and remedies which have accrued prior to the date of such notice pursuant to Article VI hereof or otherwise.

         A. OBLIGATION TO CURE. Because, on the Issuance Date, the then unissued
            ------------------
portion of each holder's Cap Amount is less than 135% of the number of shares of Common Stock then issuable upon conversion of each holder's shares of Series A Preferred Stock (a "TRADING MARKET TRIGGER EVENT"), the Corporation shall take immediate action (including, if necessary, seeking the approval of its shareholders to authorize the listing or issuance of the full number of shares of Common Stock which would be issuable upon the conversion of the then outstanding shares of Series A Preferred Stock but for the Cap Amount) to eliminate all prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or any of its securities on the Corporation's ability to list or issue shares of Common Stock in excess of the Cap Amount ("TRADING MARKET PROHIBITIONS"). In the event the Corporation fails to eliminate all such Trading Market Prohibitions within 120 days after the Issuance Date, then each holder of Series A Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time until such date that all such Trading Market Prohibitions are eliminated, by delivery of a Redemption Notice (as defined in Article VIII.C) to the Corporation, to require the Corporation to purchase for cash, at an amount per share equal to the Redemption Amount, a number of the holder's shares of Series A Preferred Stock such that, after giving effect to such redemption, the then unissued portion of such holder's Cap Amount exceeds 135% of the total number of shares of Common Stock issuable upon conversion of such holder's shares of Series A Preferred Stock. If the Corporation fails to redeem any of such shares within five (5) business days after its receipt of such Redemption Notice, then such holder shall be entitled to the remedies provided in Articles VII.B and VIII.C.

         B. REMEDIES. If the Corporation fails to redeem any shares of Series A
            --------
Preferred Stock pursuant to Article VII.A within five business days after its receipt of such Redemption Notice, and thereafter the Corporation is prohibited, at any time, from listing shares of Common Stock or from issuing shares of Common Stock upon conversion of Series A Preferred Stock to any holder because such listing or issuance would exceed the then unissued portion of such holder's Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, any holder who is so prohibited from converting its Series A Preferred Stock because the shares of Common Stock underlying such Series A Preferred Stock may not be listed or issued, may elect either or both of the following additional remedies:

            (i) to require, with the consent of holders of at least fifty percent (50%) of the outstanding shares of Series A Preferred Stock (including any shares of Series A Preferred Stock held by the requesting holder), the Corporation to terminate the listing of its Common Stock on the Nasdaq Small Cap (or any other stock exchange, interdealer quotation system or trading market) and to cause its Common Stock to be eligible for trading on the over-the-counter electronic bulletin board; or

            (ii) to require the Corporation to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion price equal to the average of the Closing Bid Prices for the Common Stock during the five consecutive trading days ending on the trading day immediately preceding the date of the holder's written notice to the Corporation of its election to receive shares of Common Stock pursuant to this subparagraph (ii) (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five trading day period).

         C. ADJUSTMENT TO CONVERSION PRICE. If the Corporation is prohibited, at
            ------------------------------
any time after the ninetieth day after the Issuance Date, from listing shares of Common Stock or from issuing shares of Common Stock upon conversion of Series A Preferred Stock to any holder because such listing or issuance would exceed the then unissued portion of such holder's Cap Amount because of applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Corporation or its securities, then the Fixed Conversion Price in respect of any shares of Series A Preferred Stock held by any holder (including shares of Series A Preferred Stock submitted to the Corporation for conversion, but for which shares of Common Stock have not been issued) shall be adjusted as provided in Article VI.A.


                                VIII. REDEMPTION

         A. REDEMPTION BY HOLDER. In the event (each of the events described in
            --------------------
clauses (i)-(vi) below after expiration of the applicable cure period (if any) being a "REDEMPTION EVENT"):

            (i) the Common Stock (including, from and after the Issuance Date, any of the shares of Common Stock issuable upon conversion of the Series A Preferred Stock) is suspended from trading on any of, or is not listed (and authorized) for trading on at least one of, the NASDAQ Small Cap Market, the NASDAQ National Market, the New York Stock Exchange or the American Stock Exchange for an aggregate of 10 trading days in any nine month period;

            (ii) the Registration Statement required to be filed by the Corporation pursuant to that certain Registration Rights Agreement by and among the Corporation and the other signatories thereto entered into in connection with the Securities Purchase Agreement (the "REGISTRATION RIGHTS AGREEMENT") has not been declared effective by the 60th day following the Registration Deadline (as defined in the Registration Rights Agreement) or such Registration Statement, after being declared effective, cannot be utilized by the holders of Series A Preferred Stock for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement) for an aggregate of more than 30 days;

            (iii) the Corporation fails to remove any restrictive legend on any certificate or any shares of Common Stock issued to the holders of Series A Preferred Stock upon conversion of the Series A Preferred Stock as and when required by this Certificate of Designation, the Securities Purchase Agreement or the Registration Rights Agreement (a "LEGEND REMOVAL FAILURE"), and any such failure continues uncured for five business days after the Corporation has been notified thereof in writing by the holder;

            (iv) the Corporation provides notice to any holder of Series A Preferred Stock, including by way of public announcement, at any time, of its intention not to issue, or otherwise refuses to issue, shares of Common Stock to any holder of Series A Preferred Stock upon conversion in accordance with the terms of this Certificate of Designation (other than due to the circumstances contemplated by Articles V or VII for which the holders shall have the remedies set forth in such Articles);

            (v) the Corporation shall:

                (a) sell, convey or dispose of all or substantially all of its assets (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Corporation);

                (b) merge, consolidate or engage in any other business combination with any other entity (other than pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Corporation and other than pursuant to a merger in which the Corporation is the surviving or continuing entity and the voting capital stock of the Corporation immediately prior to such merger represents at least 50% of the voting power of the capital stock of the Corporation after the merger and its capital stock is unchanged);

                (c) have fifty percent (50%) or more of the voting power of its capital stock owned beneficially by one person, entity or Agroup@ (as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended); or

            (vi) the Corporation otherwise shall breach any material term hereunder or under the Securities Purchase Agreement or the Registration Rights Agreement;

then, upon the occurrence of any such Redemption Event, each holder of shares of Series A Preferred Stock shall thereafter have the option, exercisable in whole or in part at any time and from time to time by delivery of a Redemption Notice (as defined in Paragraph C below) to the Corporation while such Redemption Event continues, to require the Corporation to purchase for cash any or all of the then outstanding shares of Series A Preferred Stock held by such holder for an amount per share equal to the Redemption Amount (as defined in Paragraph B below) in effect at the time of the redemption hereunder. For the avoidance of doubt, the occurrence of any event described in clauses (i), (ii), (iv) or (v) above shall immediately constitute a Redemption Event and there shall be no cure period. Upon the Corporation's receipt of any Redemption Notice hereunder (other than during the three trading day period following the Corporation's delivery of a Redemption Announcement (as defined below) to all of the holders in response to the Corporation's initial receipt of a Redemption Notice from a holder of Series A Preferred Stock), the Corporation shall immediately (and in any event within one business day following such receipt) deliver a written notice (a "REDEMPTION ANNOUNCEMENT") to all holders of Series A Preferred Stock stating the date upon which the Corporation received such Redemption Notice and the amount of Series A Preferred Stock covered thereby. Subject to Article VIII.D, the Corporation shall not redeem any shares of Series A Preferred Stock during the three trading day period following the delivery of a required Redemption Announcement hereunder. At any time and from time to time during such three trading day period, each holder of Series A Preferred Stock may request (either orally or in writing) information from the Corporation with respect to the instant redemption (including, but not limited to, the aggregate number of shares of Series A Preferred Stock covered by Redemption Notices received by the Corporation) and the Corporation shall furnish (either orally or in writing) as soon as practicable such requested information to such requesting holder.

         B. DEFINITION OF REDEMPTION AMOUNT. The "REDEMPTION AMOUNT" with
            -------------------------------
respect to a share of Series A Preferred Stock means an amount equal to the greater of:

            (i)      V      X      M
                   -----
                    C P

            and (ii) V X 1.13
where:

         "V" means the Face Amount thereof, plus the accrued Premium thereon through the date of payment of the Redemption Amount;

         "CP" means the Conversion Price in effect on the date on which the Corporation receives the Redemption
Notice; and

         "M" means (i) with respect to all redemptions other than redemptions pursuant to Article VIII.A(v) hereof, the highest Closing Bid Price of the Corporation's Common Stock during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the date immediately preceding the date of payment of the Redemption Amount and (ii) with respect to redemptions pursuant to Article VIII.A(v) hereof, the greater of (a) the amount determined pursuant to clause (i) of this definition or (b) the fair market value, as of the date on which the Corporation receives the Redemption Notice, of the consideration payable to the holder of a share of Common Stock pursuant to the transaction which triggers the redemption. For purposes of this definition, "fair market value" shall be determined by the mutual agreement of the Corporation and holders of a majority-in-interest of the shares of Series A Preferred Stock then outstanding, or if such agreement cannot be reached within five business days prior to the date of redemption, by an investment banking firm selected by the Corporation and reasonably acceptable to holders of a majority-in-interest of the then outstanding shares of Series A Preferred Stock, with the costs of such appraisal to be borne by the Corporation.

         C. REDEMPTION DEFAULTS. If the Corporation fails to pay any holder the
            -------------------
Redemption Amount with respect to any share of Series A Preferred Stock within five business days after its receipt of a notice requiring such redemption (a "REDEMPTION NOTICE"), then the holder of Series A Preferred Stock delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law from the date on which the Corporation receives the Redemption Notice until the date of payment of the Redemption Amount hereunder, and (ii) shall have the right, at any time and from time to time, to require the Corporation, upon written notice, to immediately convert (in accordance with the terms of Paragraph A of Article IV but subject to Paragraph C of Article IV) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at the lowest Conversion Price in effect during the period beginning on the date on which the Corporation receives the Redemption Notice and ending on the Conversion Date with respect to the conversion of such Redemption Amount. In the event the Corporation is not able to redeem all of the shares of Series A Preferred Stock subject to Redemption Notices delivered prior to the date upon which such redemption is to be effected, the Corporation shall redeem shares of Series A Preferred Stock from each holder pro rata, based on the total number of shares of Series A Preferred Stock outstanding at the time of redemption included by such holder in all Redemption Notices delivered prior to the date upon which such redemption is to be effected relative to the total number of shares of Series A Preferred Stock outstanding at the time of redemption included in all of the Redemption Notices delivered prior to the date upon which such redemption is to be effected.

         D. REDEMPTION BY CORPORATION.
            -------------------------

            (i) The Corporation shall have the right at any time and from time to time to redeem any shares which are the subject of a Notice of Conversion for an amount of cash equal to the Redemption Amount (a "REDEMPTION IN LIEU OF CONVERSION"), in its sole discretion by delivery of an Optional Redemption Notice in accordance with the redemption procedures set forth below.

            (ii) Within ten (10) calendar days prior to the beginning of any calendar month during which the Corporation elects to effect a Redemption in Lieu of Conversion, the Corporation shall provide written notice to the holders of Series A Preferred Stock by facsimile and overnight courier stating that the Corporation will redeem any conversions of Series A Preferred Stock in such calendar month (an "OPTIONAL REDEMPTION Notice"). In the event the Corporation fails to provide an Optional Redemption Notice to the holders of Series A Preferred Stock within such ten (10) day period, the Corporation shall not be permitted to so redeem any conversions of Series A Preferred Stock during such calendar month. In the event a timely Optional Redemption Notice is provided as aforesaid, upon the Corporation's receipt of a Notice of Conversion the Corporation shall be obligated to redeem on or before the fifth business day after the receipt of the Notice of Conversion, the entire number of shares of the Series A Preferred Stock which are the subject of the Notice of Conversion for the Redemption Amount (as defined in Article VIII.B).

            (iii) At any time and from time to time on or before the 90th day after the Issuance Date, the Corporation shall have the right, on 10 business days prior written notice, to redeem any or all of the then outstanding shares of Series A Preferred Stock by paying to each holder an amount per share of Series A Preferred Stock equal to 120% of the Stated Value thereof. At all times prior to redemption pursuant to this Article VIII.D(iii) (including after receipt of the notice required by this Article), each holder of Series A Preferred Stock shall remain entitled to convert shares of Series A Preferred Stock into shares of Common Stock in accordance with the terms of Article IV hereof. Notwithstanding anything herein to the contrary the first redemption, if any, by the Corporation pursuant to this Article VIII.D(iii) shall not be for an amount of cash less than $500,000, with any subsequent redemptions, if any, hereunder for an amount of cash not less than $100,000.

         E. VOID REDEMPTION. In the event that the Corporation does not pay the
            ---------------
Redemption Amount within the time period set forth in Article IV.D, Article VIII.A or Article VIII.D, at any time thereafter and until the Corporation pays such unpaid applicable Redemption Amount in full, a holder of Series A Preferred Stock shall have the option (the "VOID OPTIONAL REDEMPTION OPTION") to, in lieu of redemption, require the Corporation to promptly return to such holder any or all of the shares of Series A Preferred Stock that were submitted for redemption by such holder under this Article VIII and for which the applicable Redemption Amount (together with any interest thereon) has not been paid, by sending written notice thereof to the Corporation via facsimile and confirmed by overnight courier, in person (by courier or otherwise) or by telephone (to an authorized officer of the Corporation or his or her administrative assistant) (the "VOID OPTIONAL REDEMPTION NOTICE"). Upon the Corporation's receipt of such Void Optional Redemption Notice and overnight courier, in-person or telephone confirmation, (i) the Notice of Redemption shall be null and void with respect to those shares of Series A Preferred Stock subject to the Void Optional Redemption Notice, and (ii) the Corporation shall immediately return any shares of Series A Preferred Stock subject to the Void Optional Redemption Notice

                                     IX RANK

         The Series A Preferred Stock shall rank (i) prior to the Corporation's Common Stock; (ii) prior to any class or series of capital stock of the Corporation hereafter created that, by its terms, ranks junior to the Series A Preferred Stock ("JUNIOR SECURITIES"); (iii) junior to any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of Series A Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Series A Preferred Stock ("SENIOR SECURITIES"); and (iv) PARI PASSU with any class or series of capital stock of the Corporation hereafter created (with the consent of the holders of the Series A Preferred Stock obtained in accordance with Article XIII hereof) specifically ranking by its terms on parity with the Series A Preferred Stock ("PARI PASSU SECURITIES"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

                            X LIQUIDATION PREFERENCE

         A. If the Corporation shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Corporation shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of 60 consecutive days and, on account of any such event, the Corporation shall liquidate, dissolve or wind up, or if the Corporation shall otherwise liquidate, dissolve or wind up, including, but not limited to, the sale or transfer of all or substantially all of the Corporation's assets in one transaction or in a series of related transactions (a "LIQUIDATION EVENT"), no distribution shall be made to the holders of any shares of capital stock of the Corporation (other than Senior Securities and Pari Passu Securities) upon liquidation, dissolution or winding up unless prior thereto the holders of shares of Series A Preferred Stock shall have received the Liquidation Preference with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the holders of the Series A Preferred Stock and holders of PARI PASSU Securities shall be insufficient to permit the payment to such holders of the preferential amounts payable thereon, then the entire assets and funds of the Corporation legally available for distribution to the Series A Preferred Stock and the PARI PASSU Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

         B. The purchase or redemption by the Corporation of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Corporation. Neither the consolidation or merger of the Corporation with or into any other entity nor the sale or transfer by the Corporation of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Corporation.

         C. The "LIQUIDATION PREFERENCE" with respect to a share of Series A

Preferred Stock means an amount equal to the Stated Value thereof, plus the accrued Premium thereon through the date of final distribution. The Liquidation Preference with respect to any PARI PASSU Securities shall be as set forth in the Certificate of Designation filed in respect thereof.


                     XI ADJUSTMENTS TO THE CONVERSION PRICE

         The Conversion Price shall be subject to adjustment from time to time as follows:

         A. STOCK SPLITS, STOCK DIVIDENDS, ETC. If, at any time on or after the
            -----------------------------------
Issuance Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Corporation shall notify the Corporation's transfer agent of such change on or before the effective date thereof.

         B. ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time after
            ---------------------------------------------
the Issuance Date, there shall be (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger of the Corporation with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged), (iii) any sale or transfer of all or substantially all of the assets of the Corporation or (iv) any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property (each of (i) - (iv) above being a "CORPORATE CHANGE"), then the holders of Series A Preferred Stock shall thereafter have the right to receive upon conversion, in lieu of the shares of Common Stock otherwise issuable, such shares of stock, securities and/or other property as would have been issued or payable in such Corporate Change with respect to or in exchange for the number of shares of Common Stock which would have been issuable upon conversion (without giving effect to the limitations contained in Article IV.C) had such Corporate Change not taken place, and in any such case, appropriate provisions (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred Shares then outstanding) shall be made with respect to the rights and interests of the holders of the Series A Preferred Stock to the end that the economic value of the shares of Series A Preferred Stock are in no way diminished by such Corporate Change and that the provisions hereof (including, without limitation, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is not the Corporation, an immediate adjustment of the Fixed Conversion Price so that the Fixed Conversion Price immediately after the Corporate Change reflects the same relative value as compared to the value of the surviving entity=s common stock that existed between the Fixed Conversion Price and the value of the Corporation=s Common Stock immediately prior to such Corporate Change and an immediate revision to the Variable Conversion Price so that it is determined as provided in Article III.H but based on the price of the common stock of the surviving entity and the market in which such common stock is traded) shall thereafter be applicable, as nearly as may be practicable in relation to any shares of stock or securities thereafter deliverable upon the conversion thereof. The Corporation shall not effect any Corporate Change unless (i) each holder of Series A Preferred Stock has received written notice of such transaction along with the notice sent to the holders of the Common Stock of the Corporation, but in no event later than 20 days prior to the record date for the determination of shareholders entitled to vote with respect thereto, and (ii) the resulting, successor or acquiring entity (if not the Corporation) assumes by written instrument (in form and substance reasonably satisfactory to the holders of a majority of the Series A Preferred Shares then outstanding) the obligations of this Certificate of Designation. The above provisions shall apply regardless of whether or not there would have been a sufficient number of shares of Common Stock authorized and available for issuance upon conversion of the shares of Series A Preferred Stock outstanding as of the date of such transaction, and shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

         C. ADJUSTMENT DUE TO MAJOR ANNOUNCEMENT. In the event the Corporation
            ------------------------------------
at any time after the Issuance Date (i) makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Corporation is the surviving or continuing entity and its capital stock is unchanged) or to sell or transfer all or substantially all of the assets of the Corporation or (ii) any person, group or entity (including the Corporation) publicly announces a tender offer, exchange offer or another transaction to purchase 50% or more of the Corporation's Common Stock or otherwise publicly announces an intention to replace a majority of the Corporation's Board of Directors by waging or proxy battle or otherwise (the date of the announcement or commencement referred to in clause (i) or (ii) of this Paragraph C is hereinafter referred to as the "ANNOUNCEMENT DATE"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the tenth trading day following the earlier of the consummation of the proposed transaction or tender offer, exchange offer or another transaction or the Abandonment Date (as defined below) (the earlier of such dates being the "ADJUSTED CONVERSION PRICE TERMINATION DATE"), be equal to the lower of (x) the Conversion Price which would have been applicable for an Optional Conversion occurring on the Announcement Date and (y) the Conversion Price determined in accordance with Article III.C on the Conversion Date set forth in the Notice of Conversion for the Optional Conversion. After the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in
Article III.C. "ABANDONMENT DATE" means with respect to any proposed transaction or tender offer, exchange offer or another transaction for which a public announcement or an action contemplated by this Paragraph C has been made or commenced, the date upon which the Corporation (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer, exchange offer or another transaction which caused this Paragraph C to become operative.

         D. ADJUSTMENT DUE TO DISTRIBUTION. If, at any time after the Issuance
            ------------------------------
Date, the Corporation shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Corporation=s common shareholders in shares (or rights to acquire shares) of capital stock of a subsidiary (I.E. a spin-off)) (a "DISTRIBUTION"), then the holders of Series A Preferred Stock shall be entitled, upon any conversion of shares of Series A Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the holder with respect to the shares of Common Stock issuable upon such conversion (without giving effect to the limitations contained in Article IV.C) had such holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

         E. ISSUANCE OF OTHER SECURITIES WITH VARIABLE CONVERSION PRICE. If, at
            -----------------------------------------------------------
any time after the Issuance Date, the Corporation shall issue any securities which are convertible into or exchangeable for Common Stock ("CONVERTIBLE SECURITIES") at a conversion price or exchange rate which is more favorable to the holders of such Convertible Securities than the Conversion Price mechanism provided for herein, then such conversion price or exchange rate shall be applicable hereto.

         F. PURCHASE RIGHTS. If, at any time after the Issuance Date, the
            ---------------
Corporation issues any securities which are convertible into or exchangeable for Common Stock, or rights to purchase stock, warrants, securities or other property (the "PURCHASE RIGHTS") pro rata to the record holders of any class of Common Stock, then the holders of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock (without giving effect to the limitations contained in Article IV.C) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         G. NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or
            ---------------------
readjustment of the Conversion Price pursuant to this Article XI, the Corporation, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish to such holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Series A Preferred Stock.


                                XII VOTING RIGHTS

         The holders of the Series A Preferred Stock have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "BUSINESS CORPORATION ACT") and in Article XIII below.

         Notwithstanding the above, the Corporation shall provide each holder of Series A Preferred Stock with prior notification of any meeting of the shareholders (and copies of proxy materials and other information sent to shareholders) at the same time such notice and materials are provided to the holders of Common Stock. If the Corporation takes a record of its shareholders for the purpose of determining shareholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Corporation, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Corporation, the Corporation shall mail a notice to each holder, at least 20 days prior to the record date specified therein (but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time.

         To the extent that under the Business Corporation Act the vote of the holders of the Series A Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the then outstanding shares of the Series A Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock (except as otherwise may be required under the Business Corporation Act) shall constitute the approval of such action by the class. To the extent that under the Business Corporation Act holders of the Series A Preferred Stock are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Series A Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible (subject to the limitations contained in Article IV.C(ii)) using the record date for the taking of such vote of shareholders as the date as of which the Conversion Price is calculated.

                           XIII PROTECTION PROVISIONS

         So long as any shares of Series A Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by the Business Corporation Act) of a majority in interest of the holders of the then outstanding shares of Series A Preferred Stock:

               (a) alter or change the rights, preferences or privileges of the Series A Preferred Stock;

               (b) alter or change the rights, preferences or privileges of any previously issued shares of capital stock of the Corporation so as to affect adversely the Series A Preferred Stock;

               (c) create any new class or series of capital stock having a preference over the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "SENIOR SECURITIES");

               (d) create any new class or series of capital stock ranking PARI PASSU with the Series A Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined in Article IX hereof, "PARI PASSU SECURITIES");

               (e) increase the authorized number of shares of Series A Preferred Stock;

               (f) issue any shares of Senior Securities;

               (g) issue any shares of Series A Preferred Stock other than pursuant to the Securities Purchase Agreement;

               (h) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities; or

               (i) increase the par value of the Common Stock.

Notwithstanding the foregoing, no change pursuant to this Article XIII shall be effective to the extent that, by its terms, it applies to less than all of the holders of shares of Series A Preferred Stock then outstanding.


                                XIV MISCELLANEOUS

         A. CANCELLATION OF SERIES A PREFERRED STOCK. If any shares of Series A
            ----------------------------------------
Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Corporation as Series A Preferred Stock.

         B. LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporation of (i)
            ---------------------------
evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity (without any bond or other security) reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date. However, the Corporation shall not be obligated to reissue such lost or stolen Preferred Stock Certificate(s) if the holder contemporaneously requests the Corporation to convert such Series A Preferred Stock.

         C. ALLOCATION OF CAP AMOUNT AND RESERVED AMOUNT. The initial Cap Amount
            --------------------------------------------
and Reserved Amount shall be allocated pro rata among the holders of Series A Preferred Stock based on the number of shares of Series A Preferred Stock issued to each holder. Each increase to the Cap Amount and the Reserved Amount shall be allocated pro rata among the holders of Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each holder at the time of the increase in the Cap Amount or Reserved Amount. In the event a holder shall sell or otherwise transfer any of such holder's shares of Series A Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Series A Preferred Stock shall be allocated to the remaining holders of shares of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such holders.

         D. QUARTERLY STATEMENTS OF AVAILABLE SHARES. For each calendar quarter
            ----------------------------------------
beginning in the quarter in which the initial registration statement required to be filed pursuant to the Registration Rights Agreement is declared effective and thereafter so long as any shares of Series A Preferred Stock are outstanding, the Corporation shall deliver (or cause its transfer agent to deliver) to each holder a written report notifying the holders of any occurrence which prohibits the Corporation from issuing Common Stock upon any such conversion. The report shall also specify (i) the total number of shares of Series A Preferred Stock outstanding as of the end of such quarter, (ii) the total number of shares of Common Stock issued upon all conversions of Series A Preferred Stock prior to the end of such quarter, (iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Series A Preferred Stock as of the end of such quarter and (iv) the total number of shares of Common Stock which may thereafter be listed or issued by the Corporation upon conversion of the Series A Preferred Stock before the Corporation would exceed the Cap Amount and the Reserved Amount. The Corporation (or its transfer agent) shall deliver the report for each quarter to each holder prior to the tenth day of the calendar month following the quarter to which such report relates. In addition, the Corporation (or its transfer agent) shall provide, within 15 days after delivery to the Corporation of a written request by any holder, any of the information enumerated in clauses (i) - (iv) of this Paragraph D as of the date of such request.

         E. PAYMENT OF CASH; DEFAULTS. Whenever the Corporation is required to
            -------------------------
make any cash payment to a holder under this Certificate of Designation (upon redemption or otherwise), such cash payment shall be made to the holder within five business days after delivery by such holder of a notice specifying that the holder elects to receive such payment in cash and the method (E.G., by check, wire transfer) in which such payment should be made. If such payment is not delivered within such five business day period, such holder shall thereafter be entitled to interest on the unpaid amount at a per annum rate equal to the lower of twenty-four percent (24%) and the highest interest rate permitted by applicable law until such amount is paid in full to the holder.

         F. STATUS AS STOCKHOLDER. Upon submission of a Notice of Conversion by
            ---------------------
a holder of Series A Preferred Stock, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their listing or issuance would exceed such holder's allocated portion of the Reserved Amount or Cap Amount) shall be deemed converted into shares of Common Stock and (ii) the holder=s rights as a holder of such converted shares of Series A Preferred Stock shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. Notwithstanding the foregoing, if a holder has not received certificates for all shares of Common Stock prior to the tenth business day after the expiration of the Delivery Period with respect to a conversion of Series A Preferred Stock for any reason, then (unless the holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Corporation within five business days after the expiration of such 10 business day period) the holder shall regain the rights of a holder of Series A Preferred Stock with respect to such unconverted shares of Series A Preferred Stock and the Corporation shall, as soon as practicable, return such unconverted shares to the holder. In all cases, the holder shall retain all of its rights and remedies (including, without limitation, the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Article VI.A) for the Corporation's failure to convert Series A Preferred Stock.

         G. REMEDIES CUMULATIVE. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit a holder=s right to pursue actual damages for any failure by the Corporation to comply with the terms of this Certificate of Designation. The Corporation acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Corporation therefore agrees, in the event of any such breach or threatened breach, that the holders of Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation this 12th day of August, 1998.


                                   AZUREL LTD.


                                           By: /S/ GERARD SEMHON
                                               ---------------------------------
                                                Name: Gerard Semhon
                                                Title: Chief Executive Officer

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                in order to Convert the Series A Preferred Stock)

The undersigned hereby irrevocably elects to convert ____________ shares of Series A Preferred Stock (the "CONVERSION"), represented by stock certificate Nos(s). ___________ (the "PREFERRED STOCK CERTIFICATES"), into shares of common stock ("COMMON STOCK") of AZUREL LTD. (the "CORPORATION") according to the conditions of the Certificate of Designations, Preferences and Rights of the Series A Convertible Preferred Stock of the Corporation (the "CERTIFICATE OF DESIGNATION"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned requests that the Corporation electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee (which is _________________) with DTC through its Deposit Withdrawal Agent Commission System ("DTC TRANSFER").

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

/   /    In lieu of receiving the shares of Common Stock issuable pursuant to this Notice of Conversion by way of DTC Transfer, the undersigned hereby requests that the Corporation issue and deliver to the undersigned physical certificates representing such shares of Common Stock.


                          Date of Conversion:____________________________

                          Applicable Conversion Price:___________________

                          Number of Shares of Common
                          Stock to be Issued:____________________________

                          Signature:_____________________________________

                          Name:__________________________________________

                          Address:_______________________________________

                                  _______________________________________

                                  _______________________________________

GENERAL PROXY - SPECIAL MEETING OF STOCKHOLDERS OF AZUREL, LTD.

          The undersigned hereby appoints Gerard Semhon, with full power of substitution, proxy to vote all of the shares of Common Stock of the undersigned and with all of the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of Azurel Ltd., to be held at the offices of Gersten, Savage, Kaplowitz & Fredericks, LLP, 101 East 52nd Street, 9th Floor, New York, New York 10022 on December 9, 1998 at 10:00 a.m. and at all adjournments thereof, upon the matters specified below, all as more fully described in the Proxy Statement dated October 23, 1998 and with the discretionary powers upon all other matters which come before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF AZUREL LTD.'S BOARD OF DIRECTORS.

1. To vote upon the ratification of the issuance of the Company's Common Stock upon conversion of its Series A Convertible Preferred Stock.

                  __ FOR         __ AGAINST         __ ABSTAIN


2. To vote upon a proposal to increase the number of shares of Common Stock authorized for issuance under the Company's 1997 Stock Option Plan to 1,750,000 from 750,000.

                  __ FOR         __ AGAINST         __ ABSTAIN

3. In their discretion, upon such other matter or matters that may properly come before the meeting, or and adjournments thereof.

--------------------------------------------------------------------------------

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

Every properly signed proxy will be voted in accordance with the specifications made thereon. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given.

Please mark, date, sign and mail your proxy promptly in the envelope provided.

Date:  ________________________, 1998             ______________________________
                           (Print name of Stockholder)

                            ------------------------------
                           (Print name of Stockholder)


                            ------------------------------
                            Signature

                            ------------------------------
                            Signature

                                           Number of Shares
------------------
                                           Note:  Please sign exactly as name
                                                  appears in the Company's
                                                  records. Joint owners should
                                                  each sign. When signing as
                                                  attorney, executor or trustee,
                                                  please give title as such.